     As filed with the Securities and Exchange Commission on June 24, 2002


                                                     Registration No. 333-90426

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                              AMENDMENT NO. 1 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                         PINNACLE ENTERTAINMENT, INC.
                and Additional Subsidiary Guarantor Registrants
                    (See Table of Other Registrants Below)
            (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                  95-3667491
                  (State or Other
                  Jurisdiction of
                 Incorporation or           (I.R.S. Employer
                   Organization)         Identification Number)

                     330 North Brand Boulevard, Suite 1100
                        Glendale, California 91203-2308
                                (818) 662-5900
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                               -----------------

                             Loren S. Ostrow, Esq.
                         Pinnacle Entertainment, Inc.
                     330 North Brand Boulevard, Suite 1100
                        Glendale, California 91203-2308
                                (818) 662-5900
               (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)

                               -----------------

                                   COPY TO:

                             Alvin G. Segel, Esq.
                              Irell & Manella LLP
                      1800 Avenue of the Stars, Suite 900
                         Los Angeles, California 90067
                                (310) 277-1010

                               -----------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                               OTHER REGISTRANTS

            Exact Name of Registrant                 State or Other Jurisdiction       I.R.S. Employer
           as Specified in its Charter             of Incorporation or Organization Identification Number
           ---------------------------             -------------------------------- ---------------------
Belterra Resort Indiana, LLC......................           Nevada                      93-1199012
Biloxi Casino Corp................................           Mississippi                 64-0814408
Boomtown, Inc.....................................           Delaware                    94-3044204
Boomtown Hotel & Casino, Inc......................           Nevada                      88-0101849
Casino Magic Corp.................................           Minnesota                   64-0817483
Casino One Corporation............................           Mississippi                 64-0814345
Crystal Park Hotel and Casino Development Company,
  LLC.............................................           California                  95-4595453
HP/Compton, Inc...................................           California                  95-4545471
Louisiana-I Gaming, a Louisiana Partnership in
  Commendam.......................................           Louisiana                   72-1238179
Louisiana Gaming Enterprises, Inc.................           Louisiana                   72-1229201
PNK (Bossier City), Inc...........................           Louisiana                   64-0878110
PNK (Lake Charles), LLC...........................           Louisiana                   02-0614452
PNK Development 1, Inc............................                                       Applied
                                                             Delaware                    For
PNK Development 2, Inc............................                                       Applied
                                                             Delaware                    For
PNK Development 3, Inc............................                                       Applied
                                                             Delaware                    For

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED JUNE 24, 2002


PROSPECTUS

                         PINNACLE ENTERTAINMENT, INC.

                                 $500,000,000

                                DEBT SECURITIES

                                PREFERRED STOCK

                               DEPOSITARY SHARES

                                 COMMON STOCK

                       WARRANTS TO PURCHASE COMMON STOCK

[LOGO] Pinnacle Entertainment, Inc.

   We may offer and sell, from time to time, in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of offering, with an aggregate initial offering price not exceeding $500,000,000:

  . debt securities, which may consist of debentures, notes or other types of debt;

  .   shares of preferred stock;

  .   shares of preferred stock represented by depositary shares;

  .   shares of common stock; and

  .   warrants to purchase common stock.

   Certain of our stockholders also may offer and sell common stock under this prospectus. The aggregate offering price of securities covered by this prospectus includes any common stock sold by such stockholders.

   We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

   Our common stock trades on the New York Stock Exchange under the symbol "PNK." If we decide to list or seek a quotation for any other securities, the prospectus supplement relating thereto will disclose the exchange or market on which such securities will be listed or quoted.

    INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE INFORMATION THAT WILL BE CONTAINED IN THE PROSPECTUS SUPPLEMENT UNDER THE HEADING "RISK FACTORS."

                               -----------------

   Neither the Securities and Exchange Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Mississippi Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any other regulatory agency of any other state has passed upon the adequacy or accuracy of this prospectus or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.

                               -----------------

                The date of this prospectus is           , 2002

                               TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
About this Prospectus.................................................................................   i
Where You Can Find More Information...................................................................   i
Disclosure Regarding Forward-Looking Statements....................................................... iii
Pinnacle Entertainment, Inc...........................................................................   1
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends...........................................................................................   4
Use of Proceeds.......................................................................................   4
Management's Discussion and Analysis of Financial Condition and Results of Operations.................   5
Description of Debt Securities........................................................................  18
Description of Preferred Stock and Depositary Shares..................................................  26
Description of Common Stock...........................................................................  31
Description of Warrants...............................................................................  34
Government Regulations and Gaming Issues..............................................................  36
Selling Stockholders..................................................................................  51
Plan of Distribution..................................................................................  51
Legal Matters.........................................................................................  53
Experts...............................................................................................  53


                               -----------------

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we and the selling stockholders collectively may sell from time to time, in one or more offerings, any of the securities described in this prospectus having a total initial offering price not exceeding $500,000,000.

   In this prospectus "Pinnacle Entertainment," "the company," "we," "us," and "our" refer to Pinnacle Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

   This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. We use market and industry data throughout this prospectus that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and the preparers' experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information" before making an investment decision.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

   We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

   The SEC allows us to incorporate by reference into this document the information we have filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

   We incorporate by reference the documents listed below:

      1. Our annual report on Form 10-K for the year ended December 31, 2001;

      2. Our amendment to our annual report on Form 10-K for the year ended December 31, 2001 filed on April 30, 2002;

      3. Our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

      4. Our current report on Form 8-K filed on April 11, 2002;

      5. Our current report on Form 8-K filed on May 3, 2002;


      6. Our current report on Form 8-K filed on May 30, 2002;



      7. Our current report on Form 8-K filed on June 19, 2002; and



      8. The description of our common stock contained in our registration statement on Form 8-A/A filed on August 10, 2001.


   You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Pinnacle Entertainment, Inc.
                              Investor Relations
                           330 North Brand Boulevard
                                  Suite 1100
                          Glendale, California 91203
                                (818) 662-5900

   Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

   We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934
(i) on or after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus and prior to the termination of the offering made hereby. Such documents will become a part of this prospectus from the date that the documents are filed with the SEC.

   You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements in this prospectus, any prospectus supplement and any documents incorporated by reference may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, which may include, without limitation, statements regarding our expansion plans, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions and earnings and other operating results, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by our management. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

  . any failure to comply with the conditions negotiated with the Louisiana Gaming Control Board for our casino development project in Lake Charles, Louisiana, and our ability to complete the project on time and on budget;

  . a failure to improve results at the Belterra Casino Resort and the effectiveness of management at the Belterra Casino Resort in containing costs without negatively affecting revenues, customer service or efforts to expand the number of customers visiting the property;

  . a failure to settle the harassment lawsuits by two former Belterra employees and the related investigation of the Indiana Gaming Commission, including any related fine, suspension or termination of Belterra's license, or other serious disciplinary action, and other charges, on reasonable terms;

  . changes in gaming laws and regulations, including the expansion of casino gaming in states in which we operate (or in states bordering the states in which we operate), such as the expansion of Indian gaming in California and Louisiana and the introduction of casino gaming in Kentucky, Ohio or Arkansas;

  . the effectiveness of the planned capital improvements at our Bossier City casino in drawing additional customers to the property despite significant competition in the local market;

  . the effectiveness of the planned new hotel tower at the Belterra Casino Resort in enhancing Belterra's status as a regional resort property and in increasing utilization of its casino and other facilities;

  . the effect of current and future weather conditions and other natural events affecting the key markets in which we operate;

  . the amount and effect of future impairment charges under Statement of Financial Accounting Standards No. 121 and Statement of Financial Accounting Standards No. 142;

  . any failure to obtain adequate financing to meet strategic goals, including financing for the Lake Charles project;

  . any failure to obtain or retain gaming licenses or regulatory approvals, or the limitation, conditioning, suspension or revocation of any existing gaming license;

  . risks associated with substantial indebtedness, leverage, debt service and liquidation;

  .   loss or retirement of key executives;

  . risks related to pending litigation and the possibility of future litigation;

  . increased competition from casino operators who have more resources and have built or are building competitive casino properties;

  . increases in existing taxes or the imposition of new taxes on gaming revenues or gaming devices;

  . adverse changes in the public perception and acceptance of gaming and the gaming industry;

  . the impact of fuel and transportation costs on the willingness of customers to travel by automobile to our casino properties; and

  .   other adverse changes in the gaming markets in which we operate.

   In addition, these statements could be affected by general domestic and international economic and political conditions, including slowdowns in the economy, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. For a more detailed discussion of certain of these factors, see the section entitled "Risk Factors" in the applicable prospectus supplement and "Factors Affecting Future Operating Results" in our most recent Form 10-K and Form 10-Q (incorporated by reference in this prospectus) and similar sections in our future filings which are incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

                         PINNACLE ENTERTAINMENT, INC.

   We are a diversified, multi-jurisdictional owner and operator of gaming entertainment facilities in growing gaming markets. We own and operate five properties in the United States, located in southeastern Indiana; Reno, Nevada; Bossier City and New Orleans, Louisiana; and Biloxi, Mississippi. We also own and operate two casinos in Argentina and we receive lease income from two card clubs and own 97 acres of vacant land in southern California.

Properties

   The following table summarizes certain features of each of our properties as of June 6, 2002:

                                                       Customer
                                          Type of       Feeder       Slot    Table Hotel
               Property                   Facility      Market     Machines  Games Rooms
               --------                  ---------- -------------- --------  ----- -----
Boomtown New Orleans, LA................ Dockside   Local           1,477      44     --
Casino Magic Biloxi, MS................. Dockside   Regional        1,338      31    378
Casino Magic/Boomtown--Bossier, LA...... Dockside   Regional        1,144(3)   36    188
Belterra-Vevay, IN...................... Riverboat  Regional        1,357      47    308
Boomtown Reno, NV....................... Land-based Local/Regional  1,318      37    318
Casino Magic Argentina(1)............... Land-based Local             615      49     --
Card Clubs, Los Angeles, CA(2).......... Land-based Local              --     141    237
                                                                    -----     ---  -----
   Property Total.......................                            7,249     385  1,429

--------
(1) Data presents the combined operations of the two facilities we operate in Argentina.
(2) Data presents the combined operations of two card clubs in California that we lease to a third-party operator.
(3) Data presents the number of slot machines we anticipate will be operational upon completion of renovation of this property in early July 2002.

   Our principal properties include:

   Boomtown New Orleans. Boomtown New Orleans is a locals-oriented dockside riverboat casino. The property features an 88,000 square foot adjoining building which includes two restaurants, a deli, a 350-seat nightclub, 21,000 square feet of meeting space and an amusement center. The property opened in 1994 and is located on a 54-acre site in Harvey, Louisiana, across the Mississippi River and approximately 10 miles from downtown New Orleans.

   Casino Magic Biloxi. Casino Magic Biloxi is a regional resort property built around a dockside riverboat casino. The property also features a 378 guest-room hotel, four restaurants, 6,600 square feet of convention space and a health club. In 2001, the property was awarded a 4 diamond rating from AAA. The property opened in 1993 and is located on a 16-acre site in Biloxi, Mississippi.

   Casino Magic/Boomtown--Bossier. Our Bossier City property is a regional resort property built around a dockside riverboat casino. We expect to substantially complete a $25 million renovation and expansion of the Bossier City property in July 2002. The renovation and expansion, which includes rebranding the property from "Casino Magic" to "Boomtown", is designed to enhance the property's status as a regional resort. The property opened in 1996 and is located on 23 acres of land in Bossier City, Louisiana directly off, and highly visible from, Interstate 20, a major thoroughfare connecting Shreveport/Bossier City to Dallas/Fort Worth.

   Belterra Casino Resort.   Belterra is a regional resort property built
around a cruising riverboat casino. It also features a 15-story, 308 guest-room hotel, six restaurants, a 1,500 seat entertainment showroom, a spa and a Tom Fazio-designed 18-hole golf course. The property opened in October 2000 and is located on 315 acres of land along the Ohio River in southeastern Indiana, approximately 45 miles southwest of downtown Cincinnati, Ohio, and 70 miles northeast of Louisville, Kentucky. We intend to begin construction of a new $30 million 300 guest-room hotel tower in early 2003 and to complete construction in 2004. We believe the new hotel tower will enhance Belterra's status as a regional resort property and will increase utilization of the resort's casino and other facilities.

   Boomtown Reno. Boomtown Reno is a land-based casino. The property features 318 guest-rooms, four restaurants, two large fueling facilities, an RV park, a 25,000 square foot amusement center (including a motion simulator theater) and over 10,000 square feet of meeting space. The facility has been operating for over 30 years and is located on a portion of our 569 acres of land near Verdi, Nevada, directly off Interstate 80, the primary highway connecting Northern California to Northern Nevada and most of the rest of the United States.

Our Strategy and Competitive Strengths

   Our strategy is to grow our revenues, cash flow and earnings through internal growth initiatives, including a disciplined capital expenditure program at our existing properties and the strategic development or acquisition of gaming properties in attractive gaming markets.

   We believe that the following key competitive strengths will contribute to the successful implementation of our strategy:

  .   High Quality Properties in Attractive Locations

      We own high quality casino properties in attractive locations. We are committed to maintaining the quality of our properties by offering up-to-date slot machine product, presenting fresh entertainment offerings and renovating and improving our facilities wherever necessary. Most of our properties have either opened or been extensively refurbished within the past five years.

  .   Significant Near-Term Development Planned

      We believe our new development in Lake Charles, the Belterra expansion and the Bossier City renovation will provide substantial earnings growth.

  .   Significant Opportunities to Further Develop Our Properties

      Several of our resorts occupy only a portion of their sites, allowing us ample opportunities to add casino capacity, guestrooms and other facilities, as our markets grow and demand warrants.

  .   Geographically Diversified Portfolio

      We own five U.S. properties, each in a distinct market. Our regional diversification reduces our dependence on any one market, while providing us with an opportunity to build a diversified base of gaming customers. This diversification will be enhanced upon the opening of our Lake Charles project. In the 12 months ended March 31, 2002, no one property accounted for more than one third of our cash flow. We intend to broaden the diversification of our portfolio of properties through the continued pursuit of development opportunities and strategic acquisitions in attractive gaming markets.

  .   Well-Positioned to Expand Into New Jurisdictions

      Historically, some states have legalized gaming to reduce budget shortfalls. According to the National Association of State Budget Officers, as of June 11, 2002, there are currently an estimated 45 states with projected budget shortfalls for fiscal 2002. We believe we are well-positioned to enter into and successfully compete in any such new market that may elect to introduce or expand gaming.

  .   Experienced Management Team

      Our executive and property-level management teams, led by Daniel R. Lee and Wade W. Hundley, have extensive industry experience and an established record of developing, acquiring, integrating and operating gaming facilities. On April 11, 2002, we announced that we hired Daniel R. Lee, formerly the Chief Financial Officer and Senior Vice President-Development of Mirage Resorts, to become our Chief Executive Officer and Chairman of the Board. Mr. Hundley was Executive Vice President and Office of the CEO, Harveys Casino Resort from December 2000 through July 2001 and from June 1993 through November 2000 was Principal at Colony Capital, which then owned Harveys.

Background

   Pinnacle is the successor to the Hollywood Park Turf Club, organized in 1938. Pinnacle was incorporated in 1981 under the name Hollywood Park Realty Enterprises, Inc.; in 1992, as part of a restructuring, was renamed Hollywood Park, Inc.; and in February 2000, changed its name to Pinnacle Entertainment, Inc.

   Pinnacle is a Delaware corporation, and our principal executive office is located at 330 North Brand Boulevard, Suite 1100, Glendale, California 91202, telephone (818) 662-5900.

   Our website address is www.pinnacle-entertainment-inc.com. Information contained in our website, including any links contained in our website, does not constitute part of this prospectus.

   Belterra(R) and Casino Magic(R) are our registered servicemarks. Boomtown(R) is our registered tradename and servicemark. We have applied for servicemark registration for Belterra Casino Resort and its design. Each trademark, tradename or servicemark of any other company appearing in this prospectus belongs to its holder.

                    RATIO OF EARNINGS TO FIXED CHARGES AND
                      RATIO OF EARNINGS TO COMBINED FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the unaudited consolidated ratio of earnings to fixed charges and the unaudited consolidated ratio of earnings to combined fixed charges and preferred dividend requirements for the periods shown:

                                                                             Three Months
                                                  Year Ended December 31,    Ended March 31,
                                                ---------------------------- ---------------
                                                1997  1998  1999  2000  2001 2001    2002
                                                ----- ----- ----- ----- ---- ----    ----
Ratio of earnings to fixed charges(1).......... 2.74x 1.73x 2.20x 2.93x .05x .73x    .73x

Ratio of earnings to combined fixed charges and
  preferred stock dividends(2)................. 2.31x 1.73x 2.20x 2.93x .05x .73x    .73x

--------
(1) In computing the ratio of earnings to fixed charges: (1) earnings were calculated from income from continuing operations, before income taxes and fixed charges, and excluding capitalized interest; and (2) fixed charges were computed from interest expense, amortization of debt issuance costs, capitalized interest, and the estimated interest included in rental expense. Earnings were insufficient to cover fixed charges by $51 million for the year ended December 31, 2001 and $3.5 million and $3.6 million for the three months ended March 31, 2001 and 2002, respectively.
(2) The ratio of earnings to combined fixed charges and preferred dividend is computed in the same manner as described in the footnote immediately above for the preferred dividend paid in 1997.

                                USE OF PROCEEDS

   Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

   We will not receive any proceeds from the sale of common stock by any selling stockholders.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS


                OF FINANCIAL CONDITION AND RESULTS OF OPERATION



   The following discussion and analysis of financial condition, results of operations, liquidity and capital resources should be read in conjunction with the section "Selected Financial and Other Data" in our Form 10-K for the year ended December 31, 2001 and the consolidated financial statements and related notes thereto included in our Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended March 31, 2002 (which are incorporated herein by reference).



Overview



   We are a diversified, multi-jurisdictional owner and operator of gaming entertainment facilities in growing gaming markets. We own and operate seven casinos (four with hotels), including Boomtown Reno near Reno, Nevada; Casino Magic Biloxi in Biloxi, Mississippi; Boomtown New Orleans in Harvey, Louisiana; Boomtown Bossier City in Bossier City, Louisiana; Belterra Casino Resort in Vevay, Indiana; and two casinos in Argentina. We receive lease income from two card clubs in southern California. We are also developing a $325 million casino resort in Lake Charles, Louisiana. In fiscal years 1999 and 2000, we sold various operating assets, described in greater detail below under the caption "--Factors Affecting Future Operating Results--Assets Sold."



Critical Accounting Policies



   Our significant accounting policies are discussed in the notes to the consolidated financial statements in our most recent Forms 10-K and 10-Q. The preparation of consolidated financial statements in conformity with "generally accepted accounting principles" requires us to apply significant judgment in defining the estimates and assumptions. Our accounting policies that require significant judgment in determining the appropriate assumptions include, among others, policies for:



  . insurance reserves, asset disposition reserves, allowances for doubtful accounts, asset impairment and other reserves;



  .   valuation of goodwill and long-lived assets;



  .   depreciable lives of various assets; and



  .   the calculation of income tax liabilities.



These judgments are subject to an inherent degree of uncertainty. Our judgments are based on our historical experience, terms of various past and present agreements and contracts, industry trends, and information available from other sources, as appropriate. We cannot assure you that actual results will not differ from the estimates.

Results of Operations



   The following table highlights our results of operations in recent periods.



                                                                                       For the three months
                                                      For the years ended December 31,   ended March 31,
                                                      -----------------------------    ------------------
                                                        1999        2000       2001      2001       2002
                                                      --------    --------  ---------  --------   --------
                                                              (in thousands)               (unaudited)
Revenues:
   Boomtown New Orleans.............................. $104,054    $ 97,893   $103,702  $ 25,742   $ 26,700
   Casino Magic Biloxi...............................   89,377      89,042     86,495    22,715     22,900
   Boomtown Bossier City.............................  131,435     131,083    110,962    32,528     27,183
   Belterra Casino Resort............................        0      15,634    107,571    26,195     28,467
   Boomtown Reno.....................................   79,989      93,559     90,296    19,112     18,395
   Casino Magic Argentina............................   21,996      22,092     20,159     5,193      2,050
   Card Clubs and Other..............................    3,517       7,200      6,960     1,800      1,560
                                                      --------    --------  ---------  --------   --------
                                                       430,368     456,503    526,145   133,285    127,255
   Sold properties(a)................................  255,624     106,622      2,496       722          0
                                                      --------    --------  ---------  --------   --------
       Revenues...................................... $685,992    $563,125   $528,641  $134,007   $127,255
                                                      ========    ========  =========  ========   ========
Operating income (loss):
   Boomtown New Orleans.............................. $ 27,760    $ 20,849   $ 21,553  $  5,993   $  5,444
   Casino Magic Biloxi...............................   14,960      10,512      9,169     2,766      3,341
   Boomtown Bossier City.............................   25,018      25,953        987     2,949      2,636
   Belterra Casino Resort............................        0      (6,471)   (18,063)   (2,607)      (859)
   Boomtown Reno.....................................    8,532      11,722     11,350       370        570
   Casino Magic Argentina............................    7,247       7,405      5,622     1,650         52
   Card Clubs and Other..............................   (2,375)      2,504      2,855       689        897
   Corporate.........................................  (22,849)    (21,137)   (18,507)   (5,174)    (3,564)
                                                      --------    --------  ---------  --------   --------
                                                        58,293      51,337     14,966     6,636      8,517
                                                      --------    --------  ---------  --------   --------
   Sold properties(a)................................   46,870      22,508      2,487       707          0
   Other operating income (loss)
       Re-branding costs, Boomtown
         Bossier City................................        0           0          0         0       (109)
       Pre-opening costs, Belterra Casino
         Resort......................................   (3,020)    (15,030)      (610)     (198)         0
       Gain (loss) on disposition of assets, net.....   62,507     118,816        500         0          0
       Asset impairment write-down...................  (20,446)          0    (23,530)        0          0
       Terminated merger costs.......................        0      (5,727)       464         0          0
                                                      --------    --------  ---------  --------   --------
                                                        39,041      98,059    (23,176)     (198)      (109)
                                                      --------    --------  ---------  --------   --------
       Operating income (loss)....................... $144,204    $171,904  ($  5,723) $  7,145   $  8,408
                                                      ========    ========  =========  ========   ========
Adjusted EBITDA(b):..................................
   Boomtown New Orleans.............................. $ 33,434    $ 26,692   $ 27,565  $  7,406   $  6,997
   Casino Magic Biloxi...............................   22,032      17,475     15,968     4,431      5,201
   Boomtown Bossier City.............................   33,092      34,381      9,397     5,071      4,563
   Belterra Casino Resort............................        0      (4,177)    (5,165)      383      2,383
   Boomtown Reno.....................................   15,232      19,405     19,184     2,367      2,370
   Casino Magic Argentina............................    8,837       8,978      7,069     2,009        228
   Card Clubs and Other..............................    2,008       6,441      6,622     1,657      1,473
   Corporate.........................................  (18,312)    (17,346)   (16,224)   (4,600)    (3,536)
                                                      --------    --------  ---------  --------   --------
                                                        96,323      91,849     64,416    18,724     19,679
   Sold properties(a)................................   60,764      28,098      2,487       707          0
                                                      --------    --------  ---------  --------   --------
       Adjusted EBITDA............................... $157,087    $119,947   $ 66,903  $ 19,431   $ 19,679
                                                      ========    ========  =========  ========   ========

--------

(a) Includes the Hollywood Park Race Track and Casino sold in September 1999, Turf Paradise race track sold in June 2000 and Casino Magic Bay St. Louis and Boomtown Biloxi sold in August 2000. Also includes income from the Legends Casino, a Native American casino in Yakima, Washington, under various lease agreements with the tribe. These agreements were terminated in June 2001.


(b) Included in the table is a presentation of earnings before interest, income taxes, depreciation, amortization and non-recurring items, which we refer to as "Adjusted EBITDA." Adjusted EBITDA is not a measure of financial performance under the promulgations of the accounting profession, known as "generally accepted accounting principles" or "GAAP." Nevertheless, some investors use Adjusted EBITDA to determine a company's ability to service or incur indebtedness and to estimate the company's underlying cash flow from operations before capital costs and maintenance capital expenditures. Adjusted EBITDA is not calculated in the same manner by all entities and accordingly, may not be an appropriate measure for comparing performance amongst different companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data prepared in accordance with GAAP. Adjusted EBITDA is calculated by adding the provision for income taxes, minority interests, net interest expense, depreciation and amortization, extraordinary items and non-recurring items to net income (loss). Non-recurring items include: (i) the asset impairment write-downs recorded in the years ended December 31, 1999 and 2001; (ii) the gain (loss) on disposition of assets recorded in the years ended December 31, 1999, 2000 and 2001; (iii) the re-branding expenses for Boomtown Bossier City recorded in the three months ended March 31, 2002; (iv) the pre-opening expenses for Belterra Casino Resort recorded in the years ended December 31, 1999, 2000 and 2001 and the three months ended March 31, 2001; (v) the terminated merger costs recorded in the years ended December 31, 2000 and 2001; (vi) the extraordinary item for the early extinguishment of the Casino Magic 13% Notes, net of income tax benefit, in the year ended December 31, 2000; and
    (vii) the cumulative change in accounting for the implementation of SFAS No. 142 in the three months ended March 31, 2002.

Three Months Ended March 31, 2002 Compared to the Three Months Ended March 31, 2001



  Revenues, Adjusted EBITDA and Operating Income



   Excluding properties we have sold, our total revenues declined by 4.5% in the quarter ended March 31, 2002 from the year-earlier period, while our total Adjusted EBITDA increased by 5.1% and our total operating income (excluding other operating income (loss)) increased by 28.3%. Each property's contribution to these results is as follows:



   At Boomtown New Orleans, we added approximately 300 slot machines and a new high-limit table games area in the third quarter of 2001, while also renovating other parts of the facility. The Louisiana gaming regulations were also modified so that Boomtown New Orleans operated as a dockside, rather than cruising, facility since April 1, 2001. Primarily as a result of these factors, revenues at Boomtown New Orleans increased by $958,000, or 3.7%, in the recent quarter versus the year-earlier period. However, the same legislation requiring dockside operation also increased state gaming taxes at Boomtown New Orleans from 18.5% to 21.5% of net gaming proceeds. Primarily as a result of this tax increase, the property's Adjusted EBITDA and operating income in the quarter decreased by 5.5% and 9.2%, respectively, from the year-earlier period. We also incurred additional staffing and marketing costs and depreciation charges at the property related to the casino renovation and expansion.



   At Casino Magic Biloxi, revenues in the quarter were approximately flat with the prior year period. Cost containment programs implemented in late 2001 allowed increases in Adjusted EBITDA and operating income in the quarter of 17.4% and 20.8%, respectively, from the year-earlier period. Operating margins (calculated by dividing operating income by revenues) improved to 14.6% in the recent quarter from 12.2% in the year-earlier period.



   At Boomtown Bossier City, revenues declined by 16.4% in the quarter from the year-earlier period, primarily due to the elimination of expensive marketing programs undertaken to maintain market share in the first quarter of 2001. In addition, in late 2001, we began a $25 million expansion, renovation and re-branding project that caused construction disruption in the quarter and reduced overall guest counts and related revenues. Reduced costs, primarily due to the elimination of the prior year's marketing programs and staffing reductions, partially offset the reduction in revenues. As a result, Adjusted EBITDA and operating income in the quarter declined by 10.0% and 10.6%, respectively, from the year-earlier period. The construction activity is expected to be substantially completed in July 2002.



   At the Belterra Casino Resort, revenues increased by $2,272,000, or 8.7%, in the quarter from the year-earlier period. Adjusted EBITDA and operating income in the quarter improved by $2,000,000 and $1,748,000, respectively, from the year-earlier period. These improvements were primarily due to more effective marketing programs, milder winter weather, a normal maturation of the property which opened in late October 2000, a redesigned casino gaming floor and careful attention to operating costs, including staffing levels.



   At Boomtown Reno, gaming revenue for the quarter ended March 31, 2002 approximately equaled the gaming revenues of the same quarter of last year. However, the property offers, as an amenity, two large gas stations that sell fuel at only a small profit margin. Due primarily to declines in fuel prices, overall revenues at the property declined by 3.8% from the year-earlier quarter. Adjusted EBITDA was approximately flat with the prior year period. A small decline in depreciation charges caused a $200,000 increase in operating income in this seasonally slow quarter.



   Casino Magic Argentina revenues, Adjusted EBITDA and operating income in the quarter declined by 60.5%, 88.7% and 96.8%, respectively, from the year-earlier quarter primarily due to the adverse economic and political conditions in that country. The number of customers visiting the facility declined by approximately 5% in the quarter. Although revenues denominated in Argentine pesos climbed over the prior year period, we believe that reflects significant inflation in Argentina rather than an improvement in business at the local level.

The steep decline in the value of the peso vis-a-vis the dollar was a major cause of the declines in dollar-denominated revenues, Adjusted EBITDA and operating income of these facilities.



   Revenues and Adjusted EBITDA from "Card clubs and other" each declined in the quarter ended March 31, 2002 from the year-earlier period primarily due to a reduction in lease income from the Crystal Park card club. Operating income increased in the recent quarter from the year-earlier period primarily because, in the fourth quarter of 2001, we reclassified the Crystal Park assets as held for sale and therefore those assets are no longer being depreciated. See "--Factors Affecting Future Operating Results--Assets Held For Sale" below.



  Corporate Costs



   Corporate costs declined by $1,610,000, or 31.1%, in the quarter from the year-earlier period, primarily due to a reduction in consulting contracts and reduced payroll and compensation costs.



  Sold Properties



   The reduction in revenues, Adjusted EBITDA and operating income from sold properties during the quarter ended March 31, 2002 versus the year-earlier period reflected the termination in June, 2001 of our various lease agreements with a Native American tribe under which we derived income from the Legends Casino in Yakima, Washington. See ''--Factors Affecting Future Operating Results--Assets Sold" below.



  Other Operating Income (Loss)



   Other operating loss for the three months ended March 31, 2002 consisted of re-branding costs of $109,000 related to the re-branding of Casino Magic Bossier City to "Boomtown Bossier City," which is expected to be completed in July 2002. Other operating loss for the three months ended March 31, 2001 consisted of pre-opening costs of $198,000 related to the completion of the golf course at Belterra, which opened in July 2001.



  Interest Income and Expense



   Interest income in the quarter decreased by $1,214,000, or 65.7%, from the year-earlier quarter, primarily due to the early repayment of a promissory note from a Native American casino, lower investment funds and lower interest rates.



   Interest expense, net of capitalized interest, increased by $326,000, or 2.6%, due primarily to the reduction of amounts capitalized of $179,000. On average, we had less invested in new construction during the recent quarter than we had in the prior year quarter. The recent period had certain improvements being made at our Boomtown Bossier City property, while the prior year period had principally Belterra's golf course under construction.



  Change in Accounting Principle



   The charge in the recent quarter for the cumulative change in accounting principle of $56,704,000 related to the write-down of goodwill and other intangible assets. This charge reflected the adoption of SFAS 142 as of January 1, 2002. See Note 7 to the Condensed Notes to Consolidated Financial Statements contained in our Form 10-Q for the quarter ended March 31, 2002.



Comparisons of the Years Ended December 31, 2001, 2000 and 1999



  Revenues, Adjusted EBITDA and Operating Income



   Total revenues for our properties increased by 15.3% in 2001 versus 2000, and by 6.1% in 2000 versus 1999, excluding the properties we have sold and the "other" categories of operating income (loss). On this same basis, our Adjusted EBITDA declined by 29.9% in 2001 versus 2000, and by 4.6% in 2000 versus 1999.

Similarly, our operating income (again, excluding properties we have sold and the "other" categories, such as pre-opening costs, gains on sale of assets and other items detailed below) declined by 70.8% in 2001 versus 2000, and by 11.9% in 2000 versus 1999. Each property's contribution to these results is as follows:



   Revenues at Boomtown New Orleans increased by 5.9% in 2001 versus 2000, primarily due to the addition of 300 new slot machines and a new high limit table games area. Revenues also benefited from dockside legislation, effective April 1, 2001, which no longer requires (or, for that matter, allows) the boat to cruise. Therefore, customers no longer need to coordinate their schedules with the cruising times of the boat and can enter or leave the gaming area of the facility whenever they choose. The dockside legislation also increased the property's gaming tax rate from 18.5% of gaming revenues to 21.5%. In addition, staffing levels increased due to the increase in activity levels and the facility's depreciation charge increased primarily due to the expanded gaming area. As a result, increases in the property's Adjusted EBITDA and operating income of 3.3% and 3.4%, respectively, in 2001 versus 2000 were less than the increase in revenues.



   Revenues, Adjusted EBITDA and operating income at the property decreased in 2000 by 5.9%, 20.2% and 24.9%, respectively, from 1999. Revenues declined primarily due to competition from the opening in late 1999 of a large land-based casino approximately 10 miles away, in downtown New Orleans. The declines in Adjusted EBITDA and operating income were primarily due to increased marketing expenses that we incurred in response to the increased competition.



   At Casino Magic Biloxi, revenues, Adjusted EBITDA and operating income declined in 2000 and then again in 2001, primarily due to increased competition in the market, most notably from a major new competitor that opened in March 1999. The year 2000 results also included approximately $800,000 of additional income from the settlement of a business interruption insurance claim resulting from Hurricane Georges in September 1998. Adjusted EBITDA and operating income at the property excluding the impact of the insurance settlement declined by 4.2% and 5.6%, respectively, in 2001 versus 2000.



   The property's overall revenues in 2000, despite the insurance settlement described above, declined by 0.4% versus 1999. Excluding the insurance settlement, revenues declined by 1.3%, primarily reflecting the increased competition cited above. Adjusted EBITDA and operating income, again excluding the insurance settlement, declined by 24.3% and 35.1%, respectively, in 2000 versus 1999, due primarily to increased marketing expenses that we incurred in response to the increased competition.



   At Boomtown Bossier City, revenues, Adjusted EBITDA and operating income declined by 15.3%, 72.7% and 96.2%, respectively, in 2001 versus 2000. Revenue declines were primarily attributable to (i) increased competition from the opening of a new casino hotel in December 2000 and the opening of a new hotel tower at another competitor in January 2001; (ii) severe winter rainfall in late February and early March 2001, which flooded the first level of the property's parking garage until mid-May 2001; and (iii) construction disruption to our casino operations from the installation of new slot machines. Management initially responded to the new competition with expensive marketing programs in the first half of 2001. A new management team later determined that many of such programs were inefficient and they were modified or discontinued. We also recorded a charge of approximately $2,600,000 for certain reserves and write-downs related to inventory, accounts receivable and working capital valuation matters. Adjusted EBITDA and operating income in 2001 were also negatively impacted by a gaming tax increase at this property of one percentage point on April 1, 2001. Gaming taxes at this property will be increased further by one percentage point on each of April 1, 2002 and 2003.



   Revenues at this property declined by 0.3% in 2000 versus 1999, due primarily to the opening in December 2000 of the new competitor mentioned above. Adjusted EBITDA and operating income, however, increased by 3.9% and 3.7%, respectively, as management reduced payroll and other expenses.



   The Belterra Casino Resort opened in late October 2000. Revenues at this property increased significantly in 2001 due to a full year of operation, versus approximately two months of operations in 2000. The property incurred operating losses and negative Adjusted EBITDA in both periods, although the losses and negative Adjusted EBITDA per day were much less in the full year 2001 than they were in the partial period in 2000. Prior to the opening of this property in late October 2000, we had anticipated greater guest counts and revenues than it has actually achieved. We staffed the facility at levels that proved to be greater than necessary. In late 2001, we hired a new General Manager for Belterra and have since taken steps to improve our marketing and reduce our staffing levels to reflect our levels of activity. As a result, and as noted above, the property achieved positive Adjusted EBITDA and much smaller operating losses in the first quarter of 2002 than it did in the prior year period.



   At Boomtown Reno, revenues declined by $3,263,000, or 3.5%, in 2001 versus 2000 primarily due to the adverse impact of the events of September 11, 2001 on travel along Interstate 80. Fuel prices were also lower, affecting revenues from our two gas stations at the property. The property's management aggressively controlled costs to mirror the reduced drive-by business. As a result, margins improved and Adjusted EBITDA and operating income only fell by 1.1% and 3.2%, respectively, from the prior year levels.



   Boomtown Reno was extensively renovated and expanded in 1998 and early 1999, with the number of guest-rooms increasing from 122 to today's 318, including 24 luxury suites. Hotel occupancy in 1999 was only 66%. Occupancy improved in 2000 to 87% and again in 2001 to 91%, despite the events of September 11, as we learned how to better market and fill our available guest-rooms and customers learned of the quality of the Boomtown product. The increase in occupancy, plus favorable weather conditions and increases in fuel prices, allowed us to achieve increases in revenues, Adjusted EBITDA and operating income of 17.0%, 27.4% and 37.4%, respectively, in 2000 versus 1999.



   Our Casino Magic Argentina operation's revenues, Adjusted EBITDA and operating income declined by 8.7%, 21.3% and 24.1%, respectively, in 2001 versus 2000, primarily due to the economic and political instability that began in Argentina in the third quarter of 2001. Revenues, Adjusted EBITDA and operating income increased slightly in 2000 versus 1999; the economy in both such years was relatively stable.



   Our revenues, Adjusted EBITDA and operating income from "Card clubs and other" did not change significantly in 2001 from the prior year.



   Revenues and Adjusted EBITDA from "Card clubs and other" increased by $3,683,000 and $4,433,000, respectively, in 2000 versus 1999, and these operations realized operating profits of $2,504,000 in 2000 after having suffered operating losses of $2,375,000 in 1999. This improvement was primarily due to a full year of lease income from the Hollywood Park-Casino, compared to only three months in 1999.



  Corporate Costs



   Corporate costs declined by 12.4% in 2001 primarily due to a substantial reduction in bonus compensation for our corporate officers, as well as other cost containment efforts. Such expenses also declined by 7.5% in 2000 versus 1999, primarily because we became focused on building Belterra and incurred fewer costs seeking new gaming licenses or new expansion opportunities.



  Sold Properties



   The reductions in revenues, Adjusted EBITDA and operating income from the sold properties in both 2000 and 2001 reflects eliminating the operating income from the Mississippi Casinos sold in August 2000 and Turf Paradise race track sold in June 2000. The 2001 reductions in revenues, Adjusted EBITDA and operating income from the sold properties also reflects the termination in June, 2001 of our various agreements with a Native American tribe under which we derived income from the Legends Casino in Washington State. Under our agreements with the tribe, we participated in the cash flow of the casino in return for having provided a loan to the tribe. The casino opened in 1998, and we recognized such income as it was received from 1998 through the first half of 2001. See "--Factors Affecting Future Operating Results--Assets Sold" below.

  Other Operating Income (Loss)



   Other operating income (loss) for the years 2001, 2000 and 1999 were primarily comprised of the following:



  . Pre-opening expenses for the Belterra Casino Resort were $610,000 in 2001, $15,030,000 in 2000 and $3,020,000 in 1999. Pre-opening costs typically peak just before the opening of a new facility. Belterra opened in late October 2000. Pre-opening costs in 2001 were due to the construction of the championship golf course at Belterra, which opened in July 2001.



  . Gains on disposition of assets of $500,000 for the year ended December 31, 2001 includes the gain from the early repayment of the promissory note related to the Native American casino in Washington State of $639,000, offset by the loss on disposition of other assets in the period. We also had gains on disposition of assets of $118,816,000 for the year ended December 31, 2000 due primarily to the sale of the two Mississippi casinos in August 2000, Turf Paradise race track in June 2000 and a land sale in March 2000. We had gains on disposition of assets of $62,507,000 in the year ended December 31, 1999 primarily due to the disposition of the Hollywood Park Race Track in September 1999.



  . We had an asset impairment loss of $23,530,000 in 2001 due primarily to the write downs of the Crystal Park Casino card club assets of $20,358,000, a riverboat (the original boat at Boomtown--New Orleans, which was replaced in February 1998) of $1,800,000 and assets at Casino Magic Biloxi of $1,372,000. The net book values of these assets are classified as "Assets held for sale" on our Consolidated Balance Sheet at March 31, 2002. We also had an asset impairment loss of $20,446,000 in 1999 related to the Hollywood Park-Casino card club.



  . Terminated merger costs of $5,727,000 for the year ended December 31, 2000 relate to the terminated merger with Harveys Casino Resorts. Various other issues related to the terminated merger were settled in the second quarter of 2001, resulting in a reversal of accrued expenses of $464,000 in the year ended December 31, 2001. See "--Factors Affecting Future Operating Results--Terminated Merger Agreement" below.



  Interest Income and Expense



   Interest income decreased in 2001 versus 2000 by $7,583,000, or 60.2%, primarily due to lower investable funds and lower interest rates. Interest expense, net of capitalized interest decreased by $2,767,000, or 5.3%, due primarily to the redemption of the Casino Magic 13% Notes in August 2000. Capitalized interest was $481,000 in 2001 compared to $8,148,000 in 2000, a decrease of 94.1%, due primarily to the completion of the Belterra Casino Resort in October 2000.



   Interest income increased in 2000 versus 1999 by $4,677,000, or 59.0%, primarily due to higher investable funds and higher interest rates during the year. Interest expense, net of capitalized interest, decreased by $12,851,000, or 19.6%, due primarily to amounts capitalized in 2000 in relation to construction of Belterra and lower interest expense from the redemption of the Casino Magic 13% Notes.



  Income Taxes



   We had pre-tax losses of $50,555,000 for the year ended December 31, 2001. We also settled certain U.S. Federal income tax matters that were under examination by the I.R.S. relating to Casino Magic and its subsidiaries prior to 1997, resulting in an income tax benefit of approximately $3,700,000. Therefore, we recorded an income tax benefit of $21,906,000, compared to an income tax expenses of $52,396,000 and $40,926,000 for the years 2000 and 1999, respectively. The provision for taxes in the years 2000 and 1999 include taxes associated with the significant asset dispositions in those years.



  Extraordinary Loss



   The extraordinary loss of $2,653,000 recorded for the year ended December 31, 2000 related to the early redemption of the Casino Magic 13% Notes.

Liquidity and Capital Resources



   At March 31, 2002, we had $143,550,000 of cash and cash equivalents, with all of our cash equivalents being marketable securities having remaining terms of less than 90 days. Of this cash, approximately $45 million was in casino cages, slot machines, operating accounts or otherwise used in day-to-day operations. Also, under our agreement with the Louisiana Gaming Control Board on our Lake Charles project, approximately $22.5 million of our excess cash was placed in a separate account owned by us to help fund the project. If we withdraw funds from this account other than for construction of our proposed Lake Charles facility, then the Louisiana Gaming Control Board may choose to not issue a gaming license to us for that facility.



   Our working capital (current assets less current liabilities) was $131,903,000 at March 31, 2002 versus $135,170,000 at December 31, 2001.



   In the quarter ended March 31, 2002, we added property, plant and equipment of $10,271,000, principally reflecting our expansion and renovation project in Bossier City. Our cash flow from operations tends to be lower in the first and third quarters than in the second and fourth quarters, reflecting the payment dates of our two senior subordinated bond issues. During the quarter, our cash flow from operations was only $356,000. As a result of our investment in our properties and the timing of our cash flow from operations, our cash and cash equivalents declined by $9,637,000 in the quarter from our cash and cash equivalents at December 31, 2001.



   During 2001, we invested $51,783,000 into new property, plant and equipment. This primarily included completion of the golf course at Belterra (which opened in July 2001), the renovation project at Boomtown New Orleans, the purchase of player tracking systems at various properties, and the purchase of approximately 14 acres of land that we previously leased at our Crystal Park card club. We also used approximately $9,820,000 of our funds to repurchase 1,103,000 shares of our common stock at an average price of approximately $8.90 per share. Our cash flow from operations was $36,065,000. We also received cash of $8,636,000 in the year in connection with the termination of the Native American agreements. Primarily because we invested more in new property, plant and equipment and in repurchasing our stock than we generated from operating cash flow and the termination of the Native American agreements, our cash and cash equivalents declined by $19,681,000 during the year.



   We currently have a $110 million bank credit facility with a syndicate of banks, none of which was drawn at March 31, 2002. The credit facility contains certain conditions that must be satisfied, modified or waived in order for us to borrow under the facility. At present, some of these conditions would have to be modified or waived in order for us to borrow under the facility. The credit facility matures in December, 2003.



   Interest rates on future borrowings under our bank credit facility are determined by adding a margin, which is based on our debt to cash flow ratio (as defined in the facility), to either the LIBOR rate or Prime Rate (at our option). We also pay a quarterly commitment fee on the unused balance of the facility. The facility allows for interest rate swap agreements or other interest rate protection agreements. Presently, we have no such agreements outstanding.



   Our debt consists principally of two issues of senior subordinated indebtedness: $350 million of 9.25% Senior Subordinated Notes due February 2007, and $125 million of 9.50% Senior Subordinated Notes due August 2007. The 9.50% notes become callable at a premium over their face amount on August 1, 2002; the 9.25% notes become callable at a premium over their face amount on February 15, 2003. Such premiums decline periodically as the bonds near their respective maturities. Neither series of notes has any required sinking fund or other principal payments prior to their maturities in 2007. Both series of notes permit us to have up to $350 million of senior indebtedness, none of which is currently outstanding.



   We intend to continue to maintain our current properties in excellent condition and we estimate that this will require capital spending of approximately $10 million per year. We have plans to add a 300 guest-room hotel


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


tower within 2 years to our Belterra resort at an estimated cost of approximately $30 million. We also have plans to build a major resort in Lake Charles, Louisiana, which we estimate will cost approximately $325 million including capitalized interest and pre-opening costs. We expect to break ground in early 2003 and open this resort in 2004.



   We currently believe that, for at least the next 12 months, our existing cash resources and our cash flows from operations will be sufficient to fund operations, maintain our existing properties, make necessary debt service payments, fund construction of the tower at Belterra and continue the design and planning for our Lake Charles project.



   Actual construction of our Lake Charles project will require additional financing. We have begun discussions with our banks over the possible extension, expansion and modification of our bank credit facility in order to secure the required financing for the Lake Charles project. We cannot assure you that we will be able to secure such modifications under terms and conditions favorable to us. We have also filed with the Securities and Exchange Commission a shelf registration statement, of which this prospectus is a part. Such registration statement, if declared effective, would permit the issuance of up to $500 million of debt, equity or other securities, a portion of which could be used to fund construction of the Lake Charles facility. We cannot assure you, however, that we will be able to issue any of such securities on terms acceptable to us. We do not intend to begin construction of the Lake Charles facility unless and until we have sufficient resources to complete the facility.



   Our selection for the fifteenth and final Louisiana riverboat license is conditioned on our continued compliance with certain conditions designed to ensure that such facility is actually built and successfully opened. For example, we must submit our architectural plans to the Louisiana Gaming Control Board in August, 2002; then, we must submit our proposed general contract and shipbuilding contract to the Control Board within 120 days after its approval of our architectural plans; and we must demonstrate that we have the resources to complete the facility within 10 days after, and then begin construction within 30 days after, the Control Board's approval of such contracts. We must then complete the facility within 18 months of the date that we start construction. Management intends to meet all of these conditions. We cannot assure you, however, that all conditions, including the financing, will be met. In the event that we do not meet all these conditions, the Louisiana Gaming Control Board may opt to retract their selection of us for the fifteenth license.



Factors Affecting Future Operating Results



  Amortization of Goodwill and Similar Intangible Assets



   With the required adoption of SFAS No. 142 on January 1, 2002, goodwill and other intangible assets (such as the capitalized cost of our Boomtown Bossier City gaming license, which constituted a significant portion of the value of an entity that we acquired in 1996) are no longer amortized over their estimated useful lives, which amortization expense for the three months ended March 31, 2001 was $1,111,000 and for the years ended December 31, 1999, 2000 and 2001 was $4,461,000, $4,632,000 and $4,448,000, respectively. Instead of annual amortization, goodwill and similar intangible assets are now subject to an assessment at least annually to determine if the fair value of the intangible asset is at least equal to the carrying amount on the balance sheet.



  Argentina



   During the second half of 2001, the political and economic condition of Argentina deteriorated, resulting in the closing of the banking system from late December to early January 2002 and the ongoing imposition of restrictions on transfers of U.S. dollars out of the country. In early 2002, the government also devalued the Argentine peso, which for over 10 years previously had been pegged to be equal to the U.S. dollar. The currency exchange rate of the Argentine peso to the U.S. dollar has continued to deteriorate from approximately 1.65 Argentine pesos to the U.S. dollar in January to approximately 2.80 pesos to the dollar as of March 31, 2002. The weighted average exchange rate for the three months ended March 31, 2002 was approximately 2.19:1.


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


   Our casinos in Argentina have experienced approximately a 5% decline in customer counts. Inflation in Argentina, measured in pesos, is believed to be very high and, as noted, the exchange rates have been extremely volatile and generally declining. Our revenues and profitability measured in pesos is up significantly, but with the declining value of the peso, our revenues and profits measured in U.S. dollars are down significantly. We anticipate the economic instability will continue through the remainder of 2002. At March 31, 2002, our assets in Argentina were $6,770,000 or less than 1% of our consolidated assets. Due to currency and other restrictions, we are currently unable to transfer funds from Argentina to the U.S.



  Legislation Regarding Dockside Gaming in Louisiana



   Effective April 1, 2001, the gaming taxes paid to the state of Louisiana by riverboats in the southern region of the state, including our New Orleans property, increased from 18.5% to 21.5% of net gaming proceeds. At the same time, these riverboats were required to remain "dockside" rather than cruising. Casinos operating in parishes bordering the Red River, including our Boomtown Bossier City property, were already permitted to remain dockside. For these facilities, the gaming tax increase to 21.5% of net gaming proceeds is being phased in, with a one percentage point increase on each of April 1, 2001, 2002, and 2003.



   To date, this change has been slightly detrimental to our Boomtown New Orleans operations. Casino patrons are no longer required to arrange their plans to coincide with a cruising schedule. However, any positive impact of this on our patronage has not been sufficient to offset the higher tax rate. The increased gaming taxes have also had a negative impact at Boomtown Bossier City, as gaming was already being conducted on a dockside basis prior to the new legislation. We believe, however, that the new legislation will benefit our proposed Lake Charles project, as it will enable us to build a riverboat casino that will remain dockside at all times and be incorporated into the surrounding resort and thus compete more effectively with existing operators, some of whom have land-based facilities.



  Boomtown Bossier City Expansion and Re-branding



   In December 2001, we began a $25 million remodel and expansion project at our Casino Magic Bossier City facility, including remodeling the existing pavilion building and dockside riverboat casino and building all new restaurants. We expect the project will be substantially complete in July 2002. During the three months ended March 31, 2002, approximately $4.5 million was incurred on the project. Operations during the quarter were adversely impacted by construction disruption to the facility, including the closure of various restaurants and the redirecting of customer walkways to accommodate construction activity. We anticipate such construction disruption will continue through the quarter ended June 30, 2002.



   In addition, we are re-branding the facility to "Boomtown Bossier City" effective in July 2002. The re-branding costs incurred in the three months ended March 31, 2002 were $109,000. We anticipate such costs will increase in the quarter ended June 30, 2002, with some final expenses likely in the quarter ended September 30, 2002. Total re-branding expenses in 2002 are expected to be approximately $2 million.



  Lake Charles, Louisiana



   In 1999, we entered into a 70-year option agreement with the Lake Charles Harbor and Terminal District to lease 225 acres of unimproved land upon which we are planning to build a large new casino resort. In October 2001, we were selected by the Louisiana Gaming Control Board to receive the fifteenth and final riverboat gaming license authorized under current state law. On April 6, 2002, the voters of Calcasieu Parish, Louisiana, approved our Lake Charles project located in that parish. Issuance of the license is subject to a number of remaining conditions, including, but not limited to, building a facility consistent with presentations made to the Louisiana Gaming Control Board, meeting various construction milestone dates and satisfying the financing requirements to complete the project. These financing requirements include setting aside $22.5 million in a refundable account, which we satisfied in April 2002, and demonstrating sufficient financial resources for the full project once construction commences in early 2003.

   The current lease option expires in July 2002 and we anticipate executing the lease agreement on or before the end of the option period. The lease calls for annual rental payments of $815,000, commencing upon opening of the facility, with a maximum annual increase thereafter of 5%. The lease would be for an initial term of 10 years and 6 consecutive renewal options of 10 years each. The lease would require us to develop certain on- and off-site improvements. All costs incurred by us related to this project have been expensed as incurred.



   In February 2002, the Governor of Louisiana signed a compact with a Native American tribe to allow for the potential development and operation of a land-based casino in the city of Vinton, Louisiana. The existing tribal lands of the Native American tribe are in central Louisiana, near the city of Alexandria. Vinton, however, is in southwest Louisiana and is 20 miles closer to Houston, Texas, the major market for casinos in Lake Charles, than our proposed Lake Charles project. In March 2002, such compact was disapproved by the U.S. Department of the Interior. We cannot assure you that the Native American tribe will not seek to amend the compact, negotiate a revised compact with the state of Louisiana and seek to resubmit with the Department of the Interior. In the event the Native American tribe is successful in obtaining the approval of the Department of the Interior for a new compact for their site in Vinton, Louisiana, we believe such facility could have a material adverse effect upon our proposed Lake Charles project.



  Assets Sold



   In August 2000, we completed the sale of two casinos in Mississippi, the Casino Magic Bay St. Louis and the Boomtown Biloxi. In June 2000, we completed the sale of the Turf Paradise horse race track facility in Phoenix, Arizona. In March 2000, we sold vacant land in Inglewood, California. In September 1999, we sold the Hollywood Park Race Track and Hollywood Park-Casino (a card club facility adjacent to the Hollywood Park Race Track). We simultaneously leased back the Hollywood Park-Casino and sub-leased the card club facility to a third party operator. The results of operations of the two Mississippi casinos, Turf Paradise race track, Hollywood Park Race Track and Hollywood Park-Casino are included in the results of operations only until such respective dates. Effective with the sub-lease of the Hollywood Park-Casino, we began receiving lease income.



   In 1998, we entered into a seven-year loan agreement with a Native American tribe for $9,618,000, which proceeds were used to construct the Legends Casino in Yakima, Washington. Concurrently, we entered into various lease agreements with the tribe providing for, among other things, participation in the casino's cash flow. In June 2001, we sold our rights to receive future income from these agreements, by entering into an agreement whereby the tribe paid us $8,490,000 to repay the loan and terminate the related lease agreements. After deducting for receivables and certain closing costs, our pre-tax gain from the transaction (which was recorded in the second quarter of 2001) was approximately $639,000.



  Assets Held for Sale



   Assets held for sale of $18,285,000 at March 31, 2002 and December 31, 2001 consist primarily of approximately 97 acres of vacant land in Inglewood, California and the Crystal Park Casino (a card club) in Compton, California. Because current California law requires every owner of a card club to be licensed, which is an impractical requirement for a public company, we lease both of our California card clubs to a third party operator. In November 2001, the operator of the Crystal Park Casino requested, and we granted, a reduction in rent to $20,000 per month from $100,000 per month, due to increased card club competition and the overall slowdown in the U.S. economy. In addition, in the fourth quarter 2001, we began seeking buyers for Crystal Park, and accordingly, reclassified the assets as held for sale.



   On June 17, 2002, we announced that we entered into an agreement with Rothbart Development Corp. for the sale of 60 out of the 97 acres of real property we currently own in Inglewood, California. The agreed upon purchase price is approximately $36 million, or approximately $600,000 an acre. We expect that this sale, which is subject to Rothbart Development Corp. obtaining the necessary entitlements to develop the land, will close in mid-2003.


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


  Terminated Merger Agreement



   On April 17, 2000, we entered into an agreement with subsidiaries of Harveys Casino Resorts wherein Harveys would have acquired by merger all of the outstanding capital stock of Pinnacle Entertainment for $24 per share, plus other consideration. Consummation of the merger was subject to numerous conditions. Since all of the conditions to consummation of the merger would not met by January 31, 2001, the parties mutually agreed to terminate the agreement.



  Redemption of Casino Magic 13% Notes and Extraordinary Item



   On August 15, 2000, we redeemed all $112,875,000 in aggregate principal amount of our then outstanding Casino Magic 13% Notes at the redemption price of 106.5%. While it was economically advantageous for us to retire such debt prior to its maturity, we recorded an extraordinary loss, net of federal and state income taxes, of $2,653,000. The extraordinary loss represents the payment of the redemption premium and the write-off of deferred finance and premium costs.



  Accounting for Customer "Cash-back" Loyalty Programs



   In January 2001, the Emerging Issues Task Force issued an accounting pronouncement requiring the cost of cash back incentives be treated as a reduction in revenues. We sometimes reward customers with cash, based upon their level of play on certain casino games (primarily slot machines). These costs were previously recorded as a casino expense. We began using the new methodology in the quarter ended March 31, 2001 and have reclassified the cash back programs in the amount of $21,497,000 and $20,865,000 related to the years ended December 31, 2000 and 1999, respectively, to be consistent with our current policy.

                        DESCRIPTION OF DEBT SECURITIES

   The following provides a general description of the terms of the debt securities that we may issue. The particular terms of any debt securities we may offer and the extent, if any, to which the general provisions set forth below may be modified or not apply will be described in the prospectus supplement relating to those debt securities.

   The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates and in the form filed as an exhibit to the registration statement of which this prospectus is a part, subject to any amendments or supplements as we may adopt from time to time. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture. You should read the indenture because it, and not this description, will control your rights as a holder of debt securities. The terms of the indenture are also governed by the Trust Indenture Act.

General

   The debt securities will be our direct obligations, which will be unsecured, rank subordinate to our credit facilities and any other existing or future senior debt, and may rank subordinate to or equally with our other subordinated indebtedness, including, as of March 31, 2002, $350.0 million principal amount of our unsecured 9.25% notes due February 2007 and $125.0 million principal amount of our unsecured 9.50% notes due August 2007. Under the indenture, unsecured subordinated debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution from our board of directors or as established in one or more indentures supplemental to the indenture. All debt securities of one series do not need to be issued at the same time. Additionally, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Terms of the Debt Securities

   You should refer to the prospectus supplement for some or all of the following terms of each series of the debt securities offered by such supplement:

  . the designation, aggregate principal amount and authorized denominations of the series;

  . the issue price as a percentage of the principal amount at which the series will be issued and, if other than the principal amount of such series, the portion of the principal amount of such series payable upon declaration of acceleration of the maturity or upon redemption of such series and the rate or rates at which original issue discount will accrue;

  .   the date or dates on which the series will mature;

  . the rate or rates per annum, if any, at which the series will bear interest;

  . whether the debt securities of the series will accrete in principal amount prior to accruing cash interest, or otherwise be issued with original issue discount;

  . the times from which any interest will accrue, be payable and the record dates pertaining to such payment;

  . the place or places where the principal and interest, if any, on the series will be payable;

  .   any redemption or other special terms;

  . the covenants applicable to the debt securities which are in addition to, modify or delete those described in the indenture;

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

  . the events of default relating to the debt securities which are in addition to, modify or delete those described in the indenture;

  . whether the debt securities will be issued in certificated or book-entry form, and the denominations of such debt securities;

  . if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, our common stock or other securities or property;

  . provisions, if any, for the defeasance or discharge of certain of our obligations with respect to such debt securities, which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing), the provisions of the indenture;

  . the manner in which the amounts of payment of principal of, premium, if any, or any interest on such debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which such debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  . a discussion of any material and/or special United States federal income tax considerations applicable to such debt securities;

  . any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities other than those originally appointed;

  . whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

  . the terms, if any, on which such debt securities will be subordinate to other debt;

  . any listing or intended listing of the debt securities on a securities exchange;

  . the provisions, if any, relating to any guarantees of the debt securities; and

  . any other terms of the debt securities, which will not be inconsistent with the provisions of the indenture.

   Our debt securities may be sold at a discount below their principal amount. Even if our debt securities are not issued at a discount below their principal amount, these securities may, for United States federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment or other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars will also be set forth in the prospectus supplement, if applicable.

Information About the Trustee

   Under our indenture, there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under our indenture may resign at any time or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as trustees with respect to different series of debt securities, each trust shall be separate and apart from the trust administered by any other trustee. Except as indicated in any prospectus supplement, any action to be taken by the trustee may be taken only with respect to the one or more series of debt securities for which it is trustee under the indenture.

Merger, Consolidation or Sale of Assets

   Our indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

  . either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture; and

  .   no default or event of default exists immediately after such transaction.

Denominations

   Unless we specify in the prospectus supplement, the debt securities of any series will be issuable only as debt securities in denominations of $1,000, and integral multiples of $1,000, and will be payable only in U.S. dollars. The indenture also provides that debt securities of a series may be issuable in global form. See "Global Securities" below.

Registration and Transfer

   If you surrender for transfer your registered debt securities at the office or agency we maintain for such purpose, we will deliver, in the name you have designated as transferee, one or more new debt securities of the same series of like aggregate principal amount in such denominations as are authorized for debt securities of such series and of a like maturity and with like terms and conditions. You will not incur a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

   We will not be required to:

  . register, transfer or exchange debt securities of any series during a period beginning with the opening of business 15 days before the day of the transmission of a notice of redemption of debt securities of such series selected for redemption, and ending at the close of business on the day of the transmission; or

  . register, transfer or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Events of Default

   Unless we inform you otherwise in the prospectus supplement, events of default means any of the following:

  . default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  . default in the payment of principal of or premium, if any, on any debt security of that series when due;

  . if applicable, default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

  . default in the performance, or breach, of any covenants or warranties in the indenture if the default continues uncured for a period of 120 days after written notice to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture; and

  .   certain events of bankruptcy, insolvency or reorganization.

   If an event of default for any series of debt securities, which are at that time outstanding, occurs and continues, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us, and to the applicable trustee if given by the holders, declare to be due and payable immediately the principal, or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series and premium, if any, of all debt securities of that series.

   At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion set forth below under "Modification and Waiver."

   You should refer to our prospectus supplement with regard to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence and continuation of an event of default.

   The indenture provides that the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

   No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless such holder shall have previously given to the applicable trustee written notice of a continuing event of default with respect to debt securities of that series and the holders of at least 25% in principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment.

   We are required by the indenture, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee with respect to any series of debt securities may withhold notice to the holders of debt securities of such series of any default or event of default (except a default in payment on any debt securities of such series) with respect to debt securities of such series if and so long as a committee of its trust officers, in good faith, determines that withholding such notice is in the interest of the holders of debt securities of such series.

Modification and Waiver

   We and the applicable trustee, at any time and from time to time, may modify the indenture without prior notice to or consent of any holder of any series of debt securities for any of the following purposes:

  . to permit a successor corporation to assume our covenants and obligations under the indenture and in such series of debt securities in accordance with the terms of the indenture;

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

  . to add to our covenants for the benefit of the holders of any series of debt securities (and if the covenants are to be for the benefit of less than all series, we shall state that the covenants are expressly being included solely for the benefit of the applicable series);

  .   to surrender any of our rights or powers conferred in the indenture;

  . to add any additional events of default (and if the events of default are to be applicable to less than all series, we shall state that the events of default are expressly being included solely for the benefit of the applicable series);

  . to add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision and as to which the modification would apply;

  . to secure a series of debt securities or to provide that our obligations under a series of debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

  . to supplement any of the provisions of the indenture to the extent needed to permit or facilitate the defeasance and discharge of a series of debt securities in a manner that will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the indenture in any material respect;

  . to establish the form or terms of debt securities as permitted by the indenture;

  . to provide for the acceptance of appointment by a successor trustee regarding one or more series of debt securities and to add to or change any of the provisions of the indenture as is necessary to provide for the administration of the trusts by more than one trustee;

  . to comply with the requirements of the Securities and Exchange Commission in connection with qualification of the indenture under the Trust Indenture Act;

  .   to cure any ambiguity;

  . to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture;

  . to eliminate any conflict between the terms of the indenture and the debt securities and the Trust Indenture Act; or

  . to make any other provisions with respect to matters or questions arising under the indenture which will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

   We may also modify the indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately. However, we may not, without the consent of the holder of each outstanding debt security of each series affected:

  . change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of any debt security or any premium payable upon the redemption of any debt security, or change the stated maturity of, or reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity of a discount security or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of such series of debt securities;

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  .   reduce the percentage in principal amount of the outstanding debt securities of a series where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture;

  . if applicable, adversely affect the right of a holder to convert any debt security;

  . modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security which would be affected; or

  . modify any provision described in the prospectus supplement as requiring the consent of each affected holder of debt securities.

   A modification that changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of a series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

   The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a nonconsenting holder or (2) a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

   Defeasance and Discharge. The indenture provides that we may be discharged from any and all obligations under any debt securities other than:

  . certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on debt securities;

  .   to register the transfer or exchange of debt securities;

  .   to replace stolen, lost or mutilated debt securities; or

  .   to maintain paying agencies and to hold money for payment in trust.

   We may only defease and discharge all of our obligations under the debt securities of any series if:

  . we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers' certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the dates such payments are due; and

  . we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

   Defeasance of Certain Covenants. Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture or in the applicable prospectus supplement or any other restrictive covenant relating to any series of debt securities provided for in a board resolution or supplemental indenture which by its terms may be defeased pursuant to the terms of such series of debt securities. Any omission to comply with such covenants shall not constitute a default or event of default with respect to any such debt securities. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the series of debt securities. We may only defease any covenants if, among other requirements:

  . we irrevocably deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers' certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the dates such payments are due; and

  . we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.

Limited Liability of Certain Persons

   The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

Mandatory Disposition Pursuant to Gaming Laws

   The indenture provides that each holder and beneficial owner, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, requires that a person who is a holder or the beneficial owner of the debt securities be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option:

  . to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of our election or such earlier date as may be requested or prescribed by such gaming authority; or

  . to redeem such debt securities at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority or such lesser amount as may be required by applicable law or by order of any gaming authority.

   We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

Conversion Rights

   The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms will include the conversion price (or manner of its calculation), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

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Guarantee

   Under our indenture, one or more of our subsidiaries may be a guarantor and may "guarantee" the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of our obligations under the debt securities of any series and the indenture. The liability of the guarantors will be independent of and not in consideration of or contingent upon our liability or any other party obligated under the debt securities or the indenture. A separate action or actions may be brought or prosecuted against us or any other party obligated under the debt securities or the indenture whether or not we or any other party obligated under the debt securities or the indenture are joined in any such action or actions. However, any guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the guarantor without rendering the guarantee, as it relates to such guarantor, original issue discountable under Section 548 of the Federal Bankruptcy Code or any applicable provision of comparable state law. Each guarantee will be a continuing guarantee and will remain in full force and effect until payment in full of all of the guaranteed obligations.

Payment, Paying and Transfer Agents

   We covenant and agree, for the benefit of each series of debt securities, that we will duly and punctually pay the principal of, premium, if any, and any interest on the debt securities in accordance with the terms of the debt securities and the indenture. We will maintain an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

Global Securities

   The debt securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities will be in registered form and may be issued in either temporary or permanent form. The specific terms of the depositary arrangement regarding a series of debt securities will be described in the applicable prospectus supplement relating to such series.

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                      DESCRIPTION OF PREFERRED STOCK AND
                               DEPOSITARY SHARES

   This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

   This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Preferred Stock

   Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 250,000 shares of our $1.00 par value preferred stock. As of June 6, 2002, none of our preferred stock was issued and outstanding.

Terms of Future Series of Preferred Stock

   Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series. Any undesignated preferred stock issued by us may:

  . rank prior to our common stock as to dividend rights, liquidation preference or both;

  .   have full or limited voting rights; and

  .   be convertible into shares of common stock or other securities.

   The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by our board of directors pursuant to a certificate of designation. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock, which may include the following:

  .   the maximum number of shares in the series;

  .   the designation of the series;

  .   the terms of any voting rights of the series;

  . the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

  . whether the shares of such series will be redeemable by us and, if so, the times, prices and other terms and conditions of such redemption;

  . the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of our company;

  . whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

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

    . whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

    . while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

    . the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

    . whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under "--Depositary Shares;"

    . any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

    . our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

   The preferred stock will, when issued, be fully paid and non-assessable. We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe its selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of our company or to vote on any other matter of our company.

   Although we have no present plans to issue any shares of preferred stock, any issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Depositary Shares

   This section describes the general terms and provisions of the depositary shares we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, including, but not limited to, the title of the depositary shares and the deposited security, the amount of deposited securities represented by one depositary share and any general terms outlined in this section that will not apply to those depositary shares.

   We have summarized certain terms and provisions of the depositary agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file with the SEC, upon an offering of depositary shares, the form of depositary agreement, including the form of depositary receipt, both of which will be incorporated herein. You should read the forms of depositary agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

   General. We may offer fractional interests in preferred stock rather than full shares of preferred stock. If this occurs, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

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

   The stock of any series of preferred stock underlying the depositary shares will be deposited under a separate depositary agreement between us and a depositary. For these purposes, the depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. We will name the depositary and give the address of its principal executive office in the applicable prospectus supplement. Subject to the terms of the depositary agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary shares. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

   The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts although not in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

   If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you will not be entitled to receive at such office the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing such excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit such shares under the depositary agreement or to receive depositary shares in exchange for such preferred stock.

   Dividends and Other Distributions. The depositary will distribute all cash dividends or other distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

   If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

   The depositary agreement will also contain provisions relating to how any subscription or similar rights offered by us to the holders of the preferred stock will be made available to the holders of depositary shares.

   Conversion and Exchange. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

   Redemption of Depositary Shares. If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred share. Whenever we redeem preferred stock held by the depositary, the depositary will

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

redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

   After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their depositary receipts to the depositary.

   Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

   The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holder of the depositary shares relating to such preferred stock.

   Taxation. Provided that each obligation in the depositary agreement and any related agreement is performed in accordance with its terms, owners of depositary shares will be treated for United States federal income tax purposes as if they were owners of the shares of preferred stock represented by the depositary shares. Accordingly, for United States federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

   . no gain or loss will be recognized for United States federal income tax purposes upon withdrawal of preferred stock in exchange for depositary shares as provided in the depositary agreement;

   . the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

   . the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held such depositary shares.

   Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between our company and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A depositary agreement may be terminated by us or the depositary only if:

   . all outstanding depositary shares relating to the depositary agreement have been redeemed; or

   . there has been a final distribution on the preferred stock of the relevant series in connection with the liquidation, dissolution or winding up of the business, and the distribution has been distributed to the holders of the related depositary shares.

   Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the depositary agreement.

   Miscellaneous. We will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

   Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the depositary's obligations under the depositary agreement will be limited to performance in good faith of duties set forth in the depositary agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

   Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

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                          DESCRIPTION OF COMMON STOCK

   Our authorized common stock consists of 40,000,000 shares of common stock, par value $.10 per share. As of June 6, 2002, 25,910,812 shares of common stock were issued and outstanding and held of record by approximately 2,904 stockholders. The following description of our common stock and provisions of our certificate of incorporation and restated bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and restated bylaws, which we have previously filed with the SEC.

   The holders of our common stock are entitled to one vote for each share of the common stock on all matters voted on by such stockholders, including elections of directors and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of preferred stock designated by the board of directors from time to time, the holders of the common stock are entitled to dividends from the funds legally available therefor, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of preferred stock. All outstanding shares of the common stock are validly issued, fully paid and nonassessable. The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or, except as described below under the heading "Delaware Anti-Takeover Law and Certain Certificate of Incorporation and Bylaw Provisions," redemption provisions applicable to the common stock.

   The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

   Our common stock is traded on the New York Stock Exchange under the symbol "PNK."

Delaware Anti-Takeover Law and Certain Certificate of Incorporation and Bylaw Provisions

   The provisions of Delaware law, and of our certificate of incorporation and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock.

  Delaware Law

   Our company has not expressly elected not to be governed by the provisions of Section 203 of the Delaware corporate law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner.

  Certificate of Incorporation and Restated Bylaw Provisions

  General

   Under our restated bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The limitations on the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

   Our restated bylaws also provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may be taken by written consent in lieu of a meeting. Our

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restated bylaws further provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by a majority of the board of directors. Our restated bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of the stockholder's intention to bring that proposal or nomination before the meeting. In addition to some other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, the stockholder generally must have given notice in proper written form to the corporate secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Although our restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at annual meeting, our restated bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

   The Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated bylaws may be amended or repealed by a majority vote of the board of directors, subject to any limitations set forth in the restated bylaws, and may also be amended by the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock issued and outstanding and entitled to vote generally in the election of directors. The two-thirds stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

   Our certificate of incorporation authorizes the board of directors to issue, without stockholder approval, preferred stock with such terms as our board may determine.

  Suitability Requirements

   In addition to the foregoing, our certificate of incorporation requires that if a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities, or in the sole discretion of our board of directors, is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct gaming activities, we may redeem, and if required by a gaming authority, shall redeem, his securities to the extent required by the government gaming authority or deemed necessary or advisable by us.

   If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, of if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may include the original purchase price per share of such securities. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:

      (1) the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or

      (2) if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or

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

      (3) if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

   The foregoing is not a complete summary of all of the suitability requirements and other gaming law requirements contained in our certificate of incorporation. Please refer to the complete text of our certificate of incorporation filed as an exhibit to the registration statement of which this prospectus is a part.

Limitations of Liability and Indemnification of Directors and Officers

   Our certificate of incorporation limits the liability of directors to us and our stockholders. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  . under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

  . for any transaction from which the director derived an improper personal benefit.

   Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated bylaws provide that we will indemnify and advance expenses to our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of our company. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

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                            DESCRIPTION OF WARRANTS

   We may issue common stock warrants for the purchase of our common stock. Warrants may be issued independently or together with any debt securities or common stock offered by any prospectus supplement and may be attached to or separate from those debt securities or common stock.

   Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.

   As of June 6, 2002, there were no warrants outstanding to purchase our common stock.

   The following description summarizes the general terms of the form of warrant agreement and warrant certificate which we will file as exhibits to the registration statement of which this prospectus forms a part upon our offering of warrants. You should read the warrant agreement and warrant certificate for provisions summarized below and others that may be important to you.

General

   The prospectus supplement relating to a particular series of warrants will include the specific terms of the series, including, where applicable, the following:

  .   the title and aggregate number of the warrants;

  .   the offering price;

  . the number of shares of common stock purchasable upon the exercise of a Warrant;

  . the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

  .   when the warrants become exercisable and the expiration date;

  .   the terms of any right of ours to redeem or call the warrants;

  . the terms of any right of ours to accelerate the exercisability of the warrants;

  .   where the warrant certificates may be transferred and exchanged;

  . whether the warrants are to be issued with common stock or debt securities and, if so, the number and terms of any such offered securities;

  . the date, if any, on and after which the warrants and the related shares of common stock or debt securities will be separately transferable;

  .   United States federal income tax consequences applicable to the warrants;
      and

  . any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

Transfers and Exchange

   Warrant certificates may be exchanged for new warrant certificates of different denominations, may, if in registered form, be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent. We may specify other offices where these activities may be conducted in a prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but holders must

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

pay any tax or other applicable governmental charge. Before the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise. This means holders of warrants will not have the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise

   Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price that is set forth in, or calculable from, the applicable prospectus supplement. Holders will be able to exercise warrants at any time up to the time on the expiration date set forth in the applicable prospectus supplement. After that time, or a later date to which such expiration date may be extended by us, unexercised warrants will become void.

   Holders will be able to exercise warrants by delivering to the warrant agent at its corporate trust office warrant certificates properly completed and paying the exercise price. As soon as practicable after such delivery, we will issue and deliver to the indicated holder the shares of common stock issuable upon that exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining number of warrants. The holder of a warrant must pay any tax or other governmental charge imposed in connection with the issuance of underlying common stock purchased upon exercise of a warrant.

Modifications

   The warrant agreements and the terms of the warrants may be modified or amended by us and the warrant agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the warrants.

   Together with the warrant agent, we may also modify or amend the warrant agreement and the terms of the warrants with the consent of a majority of the holders of the then outstanding unexercised warrants affected thereby. No modification or amendment of that type that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants required for consent of any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected thereby.

Warrant Adjustments

   The terms and conditions on which the exercise price of and/or the number of shares of our common stock covered by a Warrant are subject to adjustment will be set forth in the warrant certificate and the applicable prospectus supplement. Such terms may include:

  . provisions for adjusting the exercise price and/or the number of shares of our common stock covered by the Warrant;

  .   the events requiring an adjustment;

  . the events upon which we may, in lieu of making an adjustment, make proper provisions so that the holder of the warrant, upon its exercise, would be treated as if the holder had exercised the warrant prior to the occurrence of the events; and

  . provisions affecting exercise in the event of certain events affecting our common stock.

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

                    GOVERNMENT REGULATION AND GAMING ISSUES

   The ownership and operation of gaming companies are subject to extensive regulation. In particular, Indiana, Louisiana, Mississippi, Nevada, California and Argentina have regulations affecting the operation of our gaming business and the ownership and disposition of our securities, including the securities offered pursuant to this prospectus. We summarize these regulations below.

   Our certificate of incorporation requires that anyone who owns or controls our securities must comply with gaming regulations governing their "suitability" as investors. These provisions apply to all the securities offered using this prospectus. Any purchaser or holder of securities that we or any selling stockholders have offered using this prospectus shall be deemed to have agreed to such provisions. If a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities, or in the sole discretion of our board of directors, is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct gaming activities, we may redeem, and if required by a gaming authority, shall redeem, his securities to the extent required by the gaming authority or deemed necessary or advisable by us.

   If a gaming authority requires us, or if we deem it necessary or advisable, to redeem a holder's securities, we will serve notice on the holder who holds the securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, of if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us. See the section of this prospectus entitled "Description of Common Stock--Certificate of Incorporation and Bylaw Provisions" for additional information about these suitability and redemption requirements.

   Indiana. The ownership and operation of riverboat casinos at Indiana-based sites are subject to extensive state regulation under the Indiana Riverboat Gaming Act ("Indiana Act"), as well as regulations which the Indiana Gaming Commission (the "Indiana Commission") has adopted pertaining to the Indiana Act. The Indiana Act and regulations are significant to our prospects for successfully operating the Belterra facility. The Indiana Act has been challenged based on its constitutionality on two occasions. The Indiana Act was found constitutional on both occasions.

   The Indiana Act authorizes the issuance of up to eleven Riverboat Owner's Licenses to be operated from counties that are contiguous to the Ohio River, Lake Michigan and Patoka Lake. In October 2000, Belterra, the tenth riverboat, commenced operations. Five of the riverboats are in counties contiguous to the Ohio River and five are in counties contiguous to Lake Michigan. The Indiana Commission has not considered an application for a license to be sited in a county contiguous to Patoka Lake since Patoka Lake is a project of the U.S. Army Corps of Engineers ("Corps") and the Corps has determined Patoka Lake is unsuitable for a riverboat project.

   Legislation that is currently pending would authorize a casino in Orange County, a county contiguous to Patoka Lake. As currently proposed, the Orange County casino could have a maximum of 500 slot machines and unlimited table games.

   Additionally, the current pending legislation would authorize horse race tracks and certain satellite facilities to operate up to 700 pari-mutuel pull tab machines. There is currently a race track in Anderson, Indiana, and one is scheduled to open in Shelbyville, Indiana. The satellite facilities that would have the ability to operate pari-mutuel pull tab machines would be located in Indianapolis, Indiana.

   The Indiana Act grants broad and pervasive regulatory powers and authority to the Indiana Commission. Comprehensive regulations have been adopted covering ownership and reporting for licensed riverboat casinos together with "rules of the game" governing riverboat casino operations. The Indiana Commission has also adopted a set of regulations under the Indiana Act which govern a series of operational matters for Indiana riverboat casinos.

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

   Among the regulations adopted by the Indiana Commission is one dealing with riverboat excursions, routes and public safety. The Indiana Act requires licensed riverboat casinos to be cruising vessels, and the regulations carry out the legislative intent by requiring cruising with appropriate recognition of public safety needs. The regulations explicitly preclude "dockside gambling". Riverboat gaming excursions are limited to a maximum duration of four hours unless otherwise expressly approved by the Indiana Commission. Excursion routes and schedules are subject to the approval of the Indiana Commission. No gaming may be conducted while the boat is docked except: (1) for thirty-minute embarkment and disembarkment periods at the beginning and end of a cruise; (2) if the master of the riverboat reasonably determines that specific weather or water conditions present a danger to the riverboat, its passengers and crew; (3) if either the vessel or the docking facility is undergoing mechanical or structural repair; (4) if water traffic conditions present a danger to the riverboat, riverboat passengers and crew, or to other vessels on the water; or (5) if the master has been notified that a condition exists that would cause a violation of Federal law if the riverboat were to cruise. The current pending legislation would allow Indiana riverboats to conduct dockside gaming operations.

   For Ohio River excursions, such as those Belterra conducts from its Switzerland County development, "full excursions" must be conducted at all times during the year unless the master determines otherwise, for the above-stated reasons. A "full excursion" is a cruise on the Ohio River. The Ohio River has waters in both Indiana and Kentucky. The cruise route employed by Belterra is completely in Indiana waters on the Ohio River with no need or likelihood of entering Kentucky waters. Therefore, Kentucky laws precluding any kind of casino gaming have no impact on the Belterra operations.

   An Indiana license entitles the licensee to own and operate one riverboat. A company may own 100% of one licensee and up to 10% of a second licensee. The pending legislation would allow a company to own up to two Indiana licensees. An Indiana riverboat owner's license has an initial effective period of five years; thereafter, a license is subject to annual renewal. After the expiration of the initial license, the Indiana Commission will conduct a complete re-investigation every three years, but the Indiana Commission reserves the right to investigate licenses at any times it deems necessary. The Indiana Commission has broad discretion over the initial issuance of licenses and over the renewal, revocation, suspension, restriction and control of riverboat owner's licenses. Belterra will be subject to a reinvestigation in 2003 to ensure it continues to be in compliance with the Indiana Act. Officers, directors and principal owners of the actual license holder and employees who are to work on the riverboat are subject to substantial disclosure requirements as a part of securing and maintaining necessary licenses.

   Contracts to which Belterra is party are subject to disclosure and approval processes imposed by the regulations. A riverboat owner's licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or which does not reflect the fair market value of the goods or services rendered or received. All contracts are subject to disapproval by the Indiana Commission. Suppliers of gaming equipment and materials must also be licensed under the Indiana Act.

   Licensees are statutorily required to disclose to the Indiana Commission the identity of all directors, officers and persons holding direct or indirect beneficial interests of 1% or greater. The Indiana Commission also requires a broad and comprehensive disclosure of financial and operating information on licensees and their principal officers, and their parent corporations and other upstream owners. The Indiana Act prohibits contributions to a candidate for a state, legislative, or local office, or to a candidate's committee or to a regular party committee by the holder of a riverboat owner's license or a supplier's license, by an officer of a licensee, by an officer of a person that holds at least a 1% interest in the licensee or by a person holding at least a 1% interest in the licensee. The prohibition against political contributions extends for three years following a change in the circumstances that resulted in the prohibition. The Indiana Commission has promulgated a rule requiring the quarterly reporting of such licensees, officers, and persons.

   Adjusted gross receipts from gambling games authorized under the Indiana Act are subject to a tax at the rate of 20%. "Adjusted gross receipts" means the total of all cash and property received from gaming operations

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

less cash paid out as winnings and uncollectible gaming receivables (not to exceed 2%). The Indiana Act also prescribes an additional tax for admissions, based upon $3 per person per excursion. The current pending legislation would repeal the admission tax and introduce a graduated wagering tax. If passed, the current pending legislation will impose a wagering tax of 28% on adjusted gross receipts up to $100 million and 31% on adjusted gross receipts in excess of $100 million. The Indiana Legislature is now in special session and there can be no assurance that the current pending legislation will not be amended or modified or that it will not result in overall tax increases. Real Property taxes are imposed on riverboats at rates determined by local taxing authorities. Income to us from Belterra is subject to the Indiana gross income tax, the Indiana adjusted gross income tax and the Indiana supplemental corporate net income tax. Sales on a riverboat and at related resort facilities are subject to applicable use, excise and retail taxes. The Indiana Act requires a riverboat owner licensee to directly reimburse the Indiana Commission for the costs of inspectors and agents required to be present while authorized gaming is conducted.

   Through the establishment of purchasing goals, the Indiana Act encourages minority and women's business enterprise participation in the riverboat gaming industry. Each riverboat licensee must establish goals of expending at least 10% of total dollar value of the licensee's qualified contracts for goods and services with minority business enterprises and 5% with women business enterprises. The Indiana Commission may suspend, limit or revoke the owner's license or impose a fine for failure to comply with the statutory goals. The Indiana Commission has indicated it will be vigilant in monitoring attainment of these goals. We are currently in compliance with such purchasing goals, but have failed to achieve these goals at various times in the past. We have adopted an Action Plan to insure compliance with the purchasing goals. The Action Plan has been reviewed and approved by the Indiana Commission.

   Minimum and maximum wagers on games on the riverboat are left to the discretion of the licensee. Wagering may not be conducted with money or other negotiable currency. There are no statutory restrictions on extending credit to patrons; however, the matter of credit continues to be a matter of potential legislative action.

   If an institutional investor acquires 5% or more of any class of voting securities of a holding company of a licensee, the investor is required to notify the Indiana Commission and to provide additional information, and may be subject to a finding of suitability. Institutional investors who acquire 15% or more of any class of voting securities are subject to a finding of suitability. Any other person who acquired 5% or more of any class of voting securities of a holding company of a licensee is required to apply to the Indiana Commission for a finding of suitability. A riverboat licensee or an affiliate may not enter into a debt transaction of $1,000,000 or more without the approval of the Indiana Commission. The Indiana Commission has taken the position that a "debt transaction" includes increases in maximum amount available under reducing revolving credit facilities. A riverboat owner's license is a revocable privilege and is not a property right under the Indiana Act. A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against or otherwise securitize a riverboat owner's license.

   A licensee, or its parent company, that is publicly traded must notify the Indiana Commission of a public offering that will be registered with the SEC. The licensee must notify the Indiana Commission within 10 business days of the initial filing of a registration statement with the SEC. An ownership interest in a licensee may only be transferred in accordance with the Indiana Act and rules promulgated thereunder.

   The Indiana Commission has promulgated a rule that prohibits distributions, excluding distributions for the payment of taxes, by a licensee to its partners, shareholders, itself or any affiliated entity if the distribution would impair the financial viability of the riverboat gaming operation. The Indiana Commission has also promulgated a rule mandating licensees to maintain a cash reserve against defaults in gaming debts. The cash reserve must be equal to licensee's average payout for a three-day period based on the riverboat's performance the prior calendar year. The cash reserve can consist of cash on hand, cash maintained in Indiana bank accounts and cash equivalents not otherwise committed or obligated.

   On April 11, 2002, we announced that the Indiana Commission had begun an investigation into our regulatory compliance at Belterra Casino Resort. The investigation was initiated as a result of allegations of harassment in a lawsuit filed by two former employees of Belterra Casino Resort. The Indiana

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

Commission has the authority to impose a fine, suspend or terminate Belterra Casino Resort's license, or take other serious disciplinary measures as a result of the investigation. At its meeting on May 13, 2002, the Indiana Commission instructed the staff to continue to negotiate with us, with a view to settling this matter with the payment of a fine and other remedial actions, rather than revoking the Belterra Casino Resort license. We cannot assure you as to the actions the Indiana Commission may take, or settlement, if any, it may agree to. Any such action or settlement could be materially adverse to us.

   Louisiana. The ownership and operation of a riverboat gaming vessel is subject to the Louisiana Riverboat Economic Development and Gaming Control Act (the "Louisiana Act"). As of May 1, 1996, gaming activities are regulated by the Louisiana Gaming Control Board (the "Board"). The Board is responsible for issuing the gaming license and enforcing the laws, rules and regulations relative to riverboat gaming activities. The Board is empowered to issue up to fifteen licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one designated waterway. An initial license to conduct gaming operations is valid for a term of five years. The Louisiana Act provides for successive five year renewals after the initial five year term.

   The laws and regulations of Louisiana seek to: (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing procedures for reliable record keeping and making periodic reports to the Board; (iv) prevent cheating and fraudulent practices; (v) provide a source of state and local revenues through fees; and (vi) ensure that gaming licensees, to the extent practicable, employ and contract with Louisiana residents, women and minorities. The Louisiana Act specifies certain restrictions and conditions relating to the operation of riverboat gaming, including, but not limited to, the following: (i) in parishes bordering the Red River, such as the our Casino Magic property in Bossier, gaming may be conducted dockside; however, prior to the passage of legislation legalizing dockside gaming effective April 1, 2001 in the 2001 Special Session of the Louisiana Legislature, in all other authorized locations such as Boomtown New Orleans, gaming is not permitted while a riverboat is docked, other than for forty-five minutes between excursions, unless dangerous weather or water conditions exist; (ii) prior to the passage of legislation legalizing dockside gaming effective April 1, 2001 in the 2001 Special Session of the Louisiana Legislature, each round trip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specified exceptions; (iii) agents of the Board are permitted on board at any time during gaming operations; (iv) gaming devices, equipment and supplies may be purchased or leased from permitted suppliers; (v) gaming may only take place in the designated river or waterway; (vi) gaming equipment may not be possessed, maintained, or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair, or storage of such equipment; (vii) wagers may be received only from a person present on a licensed riverboat; (viii) persons under 21 are not permitted in designated gaming areas; (ix) except for slot machine play, wagers may be made only with tokens, chips, or electronic cards purchased from the licensee aboard a riverboat; (x) licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth; (xi) licensees must have adequate protection and indemnity insurance; (xii) licensees must have all necessary federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and (xiii) gaming may only be conducted in accordance with the terms of the license and the rules and regulations adopted by the Board.

   No person may receive any percentage of the profits from our operations in Louisiana without first being found suitable. In March 1994, Boomtown New Orleans, its officers, key personnel, partners and persons holding a 5% or greater interest in the partnership were found suitable by the predecessor to the Board. In April 1996, the Board's predecessor confirmed that Casino Magic Bossier's officers, key personnel, partners and persons holding a 5% or greater interest in the corporation were suitable and authorized to acquire an existing licensee. In July 1999, the Board renewed Boomtown New Orleans' license to conduct gaming operations. In May 2001, the Board renewed Casino Magic Bossier's license to conduct gaming operations. A gaming license is deemed to be a privilege under Louisiana law and as such may be denied, revoked, suspended, conditioned or limited at any time by the Board. In issuing a license, the Board must find that the applicant is a person of good character, honesty and integrity and the applicant is a person whose prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods, and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Board will not grant any licenses unless it finds that: (i) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino; (ii) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Board; (iii) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat in its application for a license; (v) the applicant designates the docking facilities to be used by the riverboat; (vi) the applicant shows adequate financial ability to construct and maintain a riverboat; (vii) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications; and (viii) the applicant is of good moral character.

   The Board may not award a license to any applicant who fails to provide information and documentation to reveal any fact material to qualification or who supplies information which is untrue or misleading as to a material fact pertaining to the qualification criteria; who has been convicted of or pled nolo contendere to an offense punishable by imprisonment of more than one year; who is currently being prosecuted for or regarding whom charges are pending in any jurisdiction of an offense punishable by more than one year imprisonment; if any holder of 5% or more in the profits and losses of the applicant has been convicted of or pled guilty or nolo contendere to an offense which at the time of conviction is punishable as a felony.

   The transfer of a license is prohibited; however, the sale, assignment, transfer, pledge, or disposition of securities which represent 5% or more of the total outstanding shares issued by a holder of a license may be transferred, subject to prior Board approval. A security issued by a holder of a license must generally disclose these restrictions.

   Section 2501 of the regulations enacted by the Louisiana State Police Riverboat Gaming Division pursuant to the Louisiana Act (the "Regulations") requires prior written approval of the Board of all persons involved in the sale, purchase, assignment, lease, grant or foreclosure of a security interest, hypothecation, transfer, conveyance or acquisition of an ownership interest (other than in a corporation) or economic interest of five percent (5%) or more in any licensee.

   Section 2523 of the Regulations requires notification to and prior approval from the Board of the: (a) application for, receipt, acceptance or modification of a loan, the (b) use of any cash, property, credit, loan or line of credit, or the (c) guarantee or granting of other forms of security for a loan by a licensee or person acting on a licensee's behalf. Exceptions to prior written approval include, without limitation, any transaction for less than $2,500,000 in which all of the lending institutions are federally regulated, the transaction modifies the terms of an existing, previously approved loan transaction, or if the transaction involves publicly registered debt and securities sold pursuant to a firm underwriting agreement.

   The failure of a licensee to comply with the requirements set forth above may result in the suspension or revocation of that licensee's gaming license. Additionally, if the Board finds that the individual owner or holder of a security of a corporate license or intermediary company or any person with an economic interest in a licensee is not qualified under the Louisiana Act, the Board may require, under penalty of suspension or revocation of the license, that the person not: (a) receive dividends or interest on securities of the corporation, (b) exercise directly or indirectly a right conferred by securities of the corporation, (c) receive remuneration or economic benefit from the licensee, or (d) continue in an ownership or economic interest in the licensee.

   A licensee must periodically report the following information to the Board, which is not confidential and is to be available for public inspection: (a) the licensee's net gaming proceeds from all authorized games; (b) the

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

amount of net gaming proceeds tax paid; and, (c) all quarterly and annual financial statements presenting historical data that are submitted to the Board, including annual financial statements that have been audited by an independent certified public accountant.

   The Louisiana Act restricts gaming space on riverboats to no more than 30,000 square feet. The Board has adopted rules governing the method for approval of the area of operations and the rules and odds of authorized games and devices permitted, and prescribing grounds and procedures for the revocation, limitation or suspension of licenses and permits.

   On April 19, 1996, the Louisiana legislature adopted legislation requiring statewide local elections on a parish-by-parish basis to determine whether to prohibit or continue to permit licensed riverboat gaming, licensed video poker gaming, and licensed land-based gaming in Orleans Parish. The applicable local election took place on November 5, 1996, and the voters in the parishes of Boomtown New Orleans and Casino Magic Bossier voted to continue licensed riverboat and video poker gaming. However, it is noteworthy that the current legislation does not provide for any moratorium on future local elections on gaming.

   Prior to the passage of legislation in the 2001 Special Session of the Louisiana Legislature, fees to the state of Louisiana for conducting gaming activities on a riverboat include: (i) $50,000 per riverboat for the first year of operation and $100,000 per year, per riverboat thereafter, plus (ii) 18.5% of net gaming proceeds. In the 2001 Special Session of the Louisiana Legislature, a law was passed legalizing dockside gaming and increasing the fees paid to the state of Louisiana to 21.5% of net gaming proceeds effective April 1, 2001 for the nine riverboats in the southern region of the state, including our Boomtown New Orleans property, while the fee increase to 21.5% of net gaming proceeds will be phased in over an approximately two year period for the riverboats operating in parishes bordering the Red River, including our Casino Magic Bossier City property.

   Mississippi. The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission (the "Mississippi Commission"). The Mississippi Gaming Control Act (the "Mississippi Act"), which legalized dockside casino gaming in Mississippi, is similar to the Nevada Gaming Control Act discussed below. The Mississippi Commission has adopted regulations which are also similar in many respects to the Nevada gaming regulations.

   The laws, regulations and supervisory procedures of Mississippi and the Mississippi Commission are based upon declarations of public policy that are concerned with, among other things, (1) the prevention of unsavory or unsuitable persons from having direct or indirect involvement with gaming at any time or in any capacity; (2) the establishment and maintenance of responsible accounting practices and procedures; (3) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing for reliable record keeping and requiring the filing of periodic reports with the Mississippi Commission; (4) the prevention of cheating and fraudulent practices; (5) providing a source of state and local revenues through taxation and licensing fees; and (6) ensuring that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and interpretation by the Mississippi Commission. We believe that our compliance with the licensing procedures and regulatory requirements of the Mississippi Commission will not affect the marketability of our securities. Changes in Mississippi laws or regulations may limit or otherwise materially affect the types of gaming that may be conducted and such changes, if enacted, could have an adverse effect on us and our Mississippi gaming operations.

   The Mississippi Act provides for legalized dockside gaming in each of the fourteen counties that border the Gulf Coast or the Mississippi River, but only if the voters in the county have not voted to prohibit gaming in that county. As of June 1, 2002, dockside gaming was permissible in nine of the fourteen eligible counties in the state and gaming operations had commenced in seven counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River or in the waters lying south of the counties along the Mississippi Gulf Coast.

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

   The Mississippi Act permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. The Mississippi Act permits substantially all traditional casino games and gaming devices.

   We and any subsidiary of ours that operates a casino in Mississippi (a "Mississippi Gaming Subsidiary") are subject to the licensing and regulatory control of the Mississippi Commission. We are registered under the Mississippi Act as a publicly traded corporation (a "Registered Corporation") of Biloxi Casino Corp. d/b/a Casino Magic Biloxi ("Casino Magic Biloxi") and have been found suitable to own the stock of Casino Magic Corp., which is registered as an intermediary company (an "Intermediary Company"). Casino Magic Corp. has been found suitable to own the stock of Casino Magic Biloxi. As a Registered Corporation, we are required periodically to submit detailed financial and operating reports to the Mississippi Commission and furnish any other information which the Mississippi Commission may require. If we are unable to continue to satisfy the registration requirements of the Mississippi Act, we and any Mississippi Gaming Subsidiary cannot own or operate gaming facilities in Mississippi. No person may become a stockholder of or receive any percentage of profits from an Intermediary Company or a Mississippi Gaming Subsidiary of a Registered Corporation without first obtaining licenses and approvals from the Mississippi Commission. We have obtained such approvals from the Mississippi Commission.

   A Mississippi Gaming Subsidiary must maintain a gaming license from the Mississippi Commission to operate a casino in Mississippi. Such licenses are issued by the Mississippi Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations. There are no limitations on the number of gaming licenses that may be issued in Mississippi. Gaming licenses require the payment of periodic fees and taxes, are not transferable, are issued for a three-year period (and may be continued for two additional three-year periods) and must be renewed periodically thereafter. Casino Magic Biloxi was granted a renewal of its gaming license by the Mississippi Commission on December 21, 2000.

   Certain of our officers and employees and the officers, directors and certain key employees of Casino Magic Corp. and Casino Magic Biloxi must be found suitable or approved by the Mississippi Commission. We believe that we have obtained or applied for all necessary findings of suitability with respect to such persons associated with us, Casino Magic Corp. or Casino Magic Biloxi, although the Mississippi Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with us, Casino Magic Corp. or Casino Magic Biloxi may be required to be found suitable, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Changes in certain licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a finding of suitability, the Mississippi Commission has jurisdiction to disapprove a change in a person's corporate position or title and such changes must be reported to the Mississippi Commission. The Mississippi Commission has the power to require us, Casino Magic Corp. and Casino Magic Biloxi to suspend or dismiss officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Mississippi.

   At any time, the Mississippi Commission has the power to investigate and require the finding of suitability of any of our record or beneficial stockholders. The Mississippi Act requires any person who acquires more than five percent of any class of voting securities of a Registered Corporation, as reported to the Securities and Exchange Commission ("SEC"), to report the acquisition to the Mississippi Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than ten percent of any class of voting securities of a Registered Corporation, as reported to the SEC, must apply for a finding of suitability by the Mississippi Commission. The Mississippi Commission generally has exercised its discretion to require a finding of suitability of any beneficial owner of more than five percent of any class of voting securities of a Registered Corporation. If a stockholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. Any record or beneficial stockholder required to apply for a finding suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such investigation.

   The Mississippi Commission has adopted a policy which provides that under certain circumstances, an "institutional investor," as defined in the policy, which acquires more than ten percent, but not more than fifteen percent, of a Registered Corporation's voting securities may apply to the Mississippi Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation's corporate charter, restated bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Mississippi Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Mississippi Commission may determine to be consistent with such investment intent.

   Any person who fails or refuses to apply for a finding of suitability or a license within thirty (30) days after being ordered to do so by the Mississippi Commission may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of such securities beyond such time as the Mississippi Commission prescribes, may be guilty of a misdemeanor. We may be subject to disciplinary action if, after receiving notice that a person is unsuitable to be a stockholder or to have any other relationship with us, Casino Magic Corp. or Casino Magic Biloxi, the company involved: (1) pays the unsuitable person any dividend or other distribution upon such person's voting securities; (2) recognizes the exercise, directly or indirectly, of any voting rights conferred by securities held by the unsuitable person; (3) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or (4) fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at a fair market value.

   We may be required to disclose to the Mississippi Commission, upon request, the identities of the holders of any of our debt or other securities. In addition, under the Mississippi Act, the Mississippi Commission may in its discretion require the holder of any debt security of a Registered Corporation to file an application, be investigated and be found suitable to own the debt security. Although the Mississippi Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including but not limited to, a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with such an investigation.

   If the Mississippi Commission determines that a person is unsuitable to own a debt security, then the Registered Corporation may be sanctioned, including the loss of its approvals, if without the prior approval of the Mississippi Commission it: (1) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (2) recognizes any voting right by the unsuitable person in connection with those securities; (3) pays the unsuitable person remuneration in any form; or (4) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

   Each Mississippi Gaming Subsidiary and Intermediary Company must maintain in Mississippi a current ledger with respect to ownership of its equity securities and we must maintain in Mississippi a current list of our stockholders, which must reflect the record ownership of each outstanding share of any class of our equity securities. The ledger and stockholder lists must be available for inspection by the Mississippi Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We must also render maximum assistance in determining the identity of the beneficial owner.

   The Mississippi Act requires that the certificates representing securities of a Registered Corporation bear a legend indicating that the securities are subject to the Mississippi Act and the regulations of the Mississippi Commission. We have received from the Mississippi Commission a waiver from this legend requirement. The Mississippi Commission has the power to impose additional restrictions on the holders of our securities at any time.

   Substantially all material loans, leases, sales of securities and similar financing transactions by a Registered Corporation, an Intermediary Company or a Mississippi Gaming Subsidiary must be reported to or approved by the Mississippi Commission. A pledge of the stock of a Mississippi Gaming Subsidiary and the foreclosure of such a pledge are ineffective without the prior approval of the Mississippi Commission. Moreover, restrictions on the transfer of an equity security issued by a Mississippi Gaming Subsidiary or Intermediary Company and agreements not to encumber such securities are ineffective without the prior approval of the Mississippi Commission.

   A Registered Corporation may not make a public offering of its securities without the prior approval of the Mississippi Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. Under the regulations of the Mississippi Commission, a Mississippi Gaming Subsidiary may not guarantee a security issued by an affiliated company pursuant to a public offering, or pledge its assets to secure payment or performance of the obligations evidenced by the security issued by the affiliated company, without the prior approval of the Mississippi Commission. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering.

   On February 20, 2002, the Mississippi Commission granted us prior approval to make public offerings and private placements of securities for a period of two years, subject to certain conditions (the "Mississippi Shelf Approval"). The Mississippi Shelf Approval also includes approval for Casino Magic Corp. and Casino Magic Biloxi to guarantee any security issued by, and for Casino Magic Biloxi to hypothecate its assets to secure the payment or performance of, any obligations evidenced by a security issued by us in a public offering or private placement under the Mississippi Shelf Approval. The Mississippi Shelf Approval also includes approval to place restrictions upon the transfer of and enter into agreements not to encumber the equity securities of Casino Magic Corp. and Casino Magic Biloxi. The Mississippi Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Mississippi Commission. The Mississippi Shelf Approval does not constitute a finding, recommendation or approval of the Mississippi Commission as to the accuracy or the adequacy of any prospectus or the investment merits of any securities offered thereby. Any representation to the contrary is unlawful. The sale of securities pursuant to this shelf registration statement will qualify as an offering made pursuant to the terms of the Mississippi Shelf Approval as currently in effect or as may be renewed in the discretion of the Mississippi Commission.

   Changes in control of us through merger, consolidation, acquisition of assets, management or consulting agreements, or any act or conduct by a person by which he or she obtains control, may not occur without the prior approval of the Mississippi Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Mississippi Commission in a variety of stringent standards prior to assuming control of the Registered Corporation. The Mississippi Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

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

   The Mississippi legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other corporate defense tactics that affect corporate gaming licensees in Mississippi and Registered Corporations may be injurious to stable and productive corporate gaming. The Mississippi Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Mississippi's gaming industry and to further Mississippi's policy to (1) assure the financial stability of corporate gaming operations and their affiliates;
(2) preserve the beneficial aspects of conducting business in the corporate form; and (3) promote a neutral environment for the orderly governance of corporate affairs.

   Approvals are, in certain circumstances, required from the Mississippi Commission before a Registered Corporation may make exceptional repurchases of voting securities (such as repurchases which treat holders differently) in excess of the current market price and before a corporate acquisition opposed by management can be consummated. Mississippi's gaming regulations also require prior approval by the Mississippi Commission of a plan of recapitalization proposed by the Registered Corporation's board of directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purpose of acquiring control of the Registered Corporation.

   Neither we, any Intermediary Company nor any Mississippi Gaming Subsidiary may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Commission. The Mississippi Commission may require determinations that, among other things, there are means for the Mississippi Commission to have access to information concerning the out-of-state gaming operations of us and our affiliates. We have previously obtained a waiver of foreign gaming approval from the Mississippi Commission for operations in other states in which we conduct gaming operations and will be required to obtain the approval or a waiver of such approval from the Mississippi Commission prior to engaging in any additional future gaming operations outside of Mississippi.

   If the Mississippi Commission determined that we, Casino Magic Corp. or Casino Magic Biloxi violated a gaming law or regulation, the Mississippi Commission could limit, condition, suspend or revoke our approvals, the approvals of Casino Magic Corp. and the license of Casino Magic Biloxi, subject to compliance with certain statutory and regulatory procedures. In addition, we, Casino Magic Corp., Casino Magic Biloxi and the persons involved could be subject to substantial fines for each separate violation. Because of such a violation, the Mississippi Commission could seek to appoint a supervisor to operate our Mississippi casino facilities. Limitation, conditioning or suspension of any gaming license or approval or the appointment of a supervisor could (and revocation of any gaming license or approval would) materially adversely affect us, our gaming operations and our results of operations.

   License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Mississippi and to the counties and cities in which a Mississippi Gaming Subsidiary's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon (1) a percentage of the gross gaming revenues received by the casino operation, (2) the number of gaming devices operated by the casino, or (3) the number of table games operated by the casino. The license fee payable to the State of Mississippi is based upon "gaming receipts" (generally defined as gross receipts less payouts to customers as winnings) and the current maximum tax rate imposed is 8% of gaming receipts in excess of $134,000 per month. The gross revenue fees imposed by the local governments equal approximately 4% of the gaming receipts.

   The Mississippi Commission's regulations require as a condition of licensure or license renewal that an existing licensed gaming establishment's plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities which amount to at least twenty-five percent of the casino cost. We believe that Casino Magic Biloxi is in compliance with this requirement. The Mississippi Commission later adopted amendments to the regulation that increase the infrastructure development requirement from twenty-five percent to one hundred percent for new casinos (or upon acquisition of a closed casino), but grandfathered existing licensees.

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

   In recent years, certain anti-gaming groups proposed for adoption through the initiative and referendum process certain amendments to the Mississippi Constitution which would prohibit gaming in the state. The proposals were declared illegal by the Mississippi courts on constitutional and procedural grounds. The latest ruling was appealed to the Mississippi Supreme Court, which affirmed the decision of the lower court. If another such proposal were to be offered and if a sufficient number of signatures were to be gathered to place a legal initiative on the ballot, it is possible for the voters of Mississippi to consider such a proposal in November 2003. While we are unable to predict whether such an initiative will appear on a ballot or the likelihood of such an initiative being approved by the voters, if such an initiative were passed and gaming were prohibited in Mississippi it would have a significant adverse effect on us and our Mississippi gaming operations.

   The sale of food or alcoholic beverages at Casino Magic Biloxi is subject to licensing, control and regulation by the applicable state and local authorities. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action against Casino Magic Biloxi could (and revocation would) have a materially adverse effect upon our operations. Certain of our, Casino Magic Corp.'s and Casino Magic Biloxi's officers and managers must be investigated by the Alcoholic Beverage Control Division of the State Tax Commission (the "ABC") in connection with Casino Magic Biloxi's liquor permits. Changes in licensed positions must be approved by the ABC.

   Nevada. The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated there under (collectively, "Nevada Act"); and (ii) various local regulations. Our gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission ("Nevada Commission"), the Nevada State Gaming Control Board ("Nevada Board") and Washoe County. The Nevada Commission, the Nevada Board and Washoe County are collectively referred to as the "Nevada Gaming Authorities."

   The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on Boomtown Reno's gaming operations.

   Boomtown Hotel & Casino, Inc. (the "Gaming Subsidiary"), which operates Boomtown Reno and two other gaming operations with slot machines only, is required to be licensed by the Nevada Gaming Authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. We are currently registered by the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and have been found suitable to own the stock of Boomtown, Inc., which is registered as an intermediary company ("Intermediary Company"). Boomtown has been found suitable to own the stock of the Gaming Subsidiary, which is a corporate licensee (a "Corporate Licensee") under the terms of the Nevada Act. As a Registered Corporation, the we are required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or holder of an interest of, or receive any percentage of profits from an Intermediary Company or a Corporate Licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. We, Boomtown and the Gaming Subsidiary have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

   The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, us, Boomtown or the Gaming Subsidiary in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Our, Boomtown's and the Gaming Subsidiary's officers, directors and certain key employees must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Our and Boomtown's officers, directors and key employees who are actively and directly involved in gaming activities of the Gaming Subsidiary may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

   If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, Boomtown or the Gaming Subsidiary, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require us, Boomtown or the Gaming Subsidiary to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

   We and the Gaming Subsidiary are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by us, Boomtown and the Gaming Subsidiary must be reported to or approved by the Nevada Commission.

   If it were determined that the Nevada Act was violated by the Gaming Subsidiary, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, we, Boomtown, the Gaming Subsidiary and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate Boomtown Reno and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of the Gaming Subsidiary or the appointment of a supervisor could (and revocation of any gaming license would) negatively affect our gaming operations.

   Any beneficial holder of our voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and be found suitable as a beneficial holder of the our voting securities if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

   The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a Registered Corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the Registered Corporation's corporate charter, restated bylaws, management, policies or operations of the Registered Corporation, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Registered Corporation's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant is required to pay all costs of investigation.

   Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. We are subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us, Boomtown or the Gaming Subsidiary, we: (i) pay that person any dividend or interest upon voting securities of the company,
(ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pay remuneration in any form to that person for services rendered or otherwise, or (iv) fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

   The Nevada Commission may, in its discretion, require the holder of any debt or other security of a Registered Corporation to file applications, be investigated and be found suitable to own the debt or other security of a Registered Corporation if the Nevada Commission has reason to believe that his acquisition of such debt or other security would otherwise be inconsistent with the policy of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

   We are required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require that the our stock certificates bear a legend indicating that the securities are subject to the Nevada Act. However, to date the Nevada Commission has not imposed such a requirement on us.

   We are not permitted to make a public offering of our securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On March 22, 2001, the Nevada Commission granted the us prior approval to make public offerings for a period of two years, subject to certain conditions (the "Nevada Shelf Approval"). The Nevada Shelf Approval also applies to any affiliated company wholly owned by us (an "Affiliate"), which is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Nevada Shelf Approval also includes approval for Boomtown and the Gaming Subsidiary to guarantee any security issued by, and for the Gaming Subsidiary to hypothecate its assets to secure the payment or performance of any obligations evidenced by a security issued by us or an Affiliate in a public offering under the Nevada Shelf Approval. The Nevada Shelf Approval also includes approval to place restrictions upon the transfer of and enter into agreements not to encumber the equity securities of Boomtown and the Gaming Subsidiary. The Nevada Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The Nevada Shelf Approval does not constitute a finding, recommendation or approval of the Nevada Gaming Authorities as to the accuracy or the adequacy of the prospectus or the investment merits of the securities offered thereby. Any representation to the contrary is unlawful. The sale of common stock pursuant to this prospectus will qualify as a public offering and will be made pursuant to the terms of the Nevada Shelf Approval as currently in effect or as may be renewed in the discretion of the Nevada Gaming Commission.

   Changes in control of a Registered Corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

   The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada corporate gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

   License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to Washoe County, in which the Gaming Subsidiary's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in a cabaret, nightclub, cocktail lounge or casino showroom in connection with the serving or selling of food or refreshments, or the selling of any merchandise.

   Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of such Licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with, or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

   California. Operation of California card club casinos such as the Hollywood Park-Casino and the Crystal Park Casino is governed by the Gambling Control Act (the "GCA") and is subject to the oversight of the California Attorney General and the California Gambling Control Commission. Under the GCA, a California card club casino may only offer certain forms of card games, including Poker, Pai Gow, and California Blackjack. A card club casino may not offer many of the card games and other games of chance permitted in Nevada and other jurisdictions where we conduct business. Although the California Attorney General takes the position that, under the GCA, only individuals, partnerships or privately-held companies (as opposed to publicly-traded companies such us) are eligible to operate card club casinos, the enactment of California Senate Bill 100 ("SB-100") in 1995, and the subsequent enactment of Senate Bill-8 permit a publicly-owned racing association to own and operate a card club casino if it also owns and operates a race track on the same premises.

   In September 1995, the Attorney General granted us a provisional registration under SB-100 to operate the Hollywood Park-Casino, which provisional registration was renewed effective January 1, 1999. Pursuant to the GCA, on September 10, 1999, in connection with the sale of the Hollywood Park Race Track (see Note 11 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2001, which we incorporate be reference in this prospectus), we were no longer eligible to operate the Hollywood Park-Casino and therefore entered into a sublease arrangement of the Hollywood Park-Casino with the same third party operator which leases the Crystal Park Casino. In the event the GCA were to be amended to permit publicly-traded companies such as us to operate card clubs, we, and our officers, directors and certain stockholders, would likely have to file the necessary licensing applications with the Attorney General, if we wished to operate the Hollywood Park-Casino or the Crystal Park Casino.

   Pursuant to the GCA, the operator of a card club casino, and its officers, directors and certain stockholders are required to be registered by the Attorney General and licensed by the municipality in which it is located. A permanent registration will not be granted until the California Department of Justice completes its review of our applications and the applications of our corporate officers and directors. The Attorney General has broad discretion to deny a gaming registration and may impose reasonably necessary conditions upon the granting of a gaming registration. Grounds for denial include felony convictions, criminal acts, convictions involving dishonesty, illegal gambling activities, and false statements on a gaming application. Such grounds also generally include having a financial interest in a business or organization that engages in gaming activities that are illegal under California law. In addition, the Attorney General possesses broad authority to suspend or revoke a gaming registration on any of the foregoing grounds, as well as for violation of any federal, state or local gambling law, failure to take reasonable steps to prevent dishonest acts or illegal activities on the premises of the card club casino, failure to cooperate with the Attorney General in its oversight of the card club casino and failure to comply with any condition of the registration. The City of Inglewood and the City of Compton have granted the operator of the Hollywood Park-Casino and the Crystal Park Casino all municipal gaming licenses necessary for operation of such facilities, and the operator has received provisional registrations for both locations from the California Department of Justice.

   Argentina. The Provincial Government of Neuquen, Argentina enacted a casino privatization program to issue twelve-year exclusive concession agreements to operate existing casinos. Our two casinos are the only casinos in the province of Neuquen, in west central Argentina, and are located in Neuquen City and San Martin de los Andes. The casinos had previously been operated by the provincial government. The Ministry of Finance of Argentina has adopted a modified regulatory system for casinos, based somewhat on the regulatory system utilized by the State of Nevada, and such regulatory system is being administered by the Provincial Government of Neuquen. We cannot predict what effect the enactment of other laws, regulations or pronouncements relating to casino operations may have on the operations of Casino Magic Argentina.

                             SELLING STOCKHOLDERS

   The selling stockholders may include R.D. Hubbard, a former director and Chairman of the Board of the company, or certain of his affiliates. To our knowledge, based on the information contained on a Schedule 13D he filed on May 16, 2002, Mr. Hubbard beneficially owns 2,322,699 or 8.9%, of our outstanding common stock.

   The prospectus supplement for any offering of our common stock by selling stockholders will include, among other things, the following information:

  .   the names of the selling stockholders;

  . the nature of any position, office, or other material relationship which any selling stockholder has had within the past three years with us or any of our predecessors or affiliates;

  . the number of shares of common stock held by each of the selling stockholders;

  . the percentage of shares of our outstanding common stock held by each of the selling stockholders; and

  . the number of shares of common stock offered by each of the selling stockholders.

                             PLAN OF DISTRIBUTION

   We and the selling stockholders (with respect to common stock) may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We and/or the selling stockholders have reserved the right to sell the securities directly to investors on our own and/or the selling stockholders' behalf in those jurisdictions where we and/or the selling stockholders are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

   In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf, and/or selling stockholders or dealers acting with them on their behalf, may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

   We, our agents and underwriters, and/or any selling stockholder and its agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We and/or any selling stockholders may, from time to time, authorize dealers, acting as our or their agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

   If we and/or any selling stockholders use underwriters to sell securities, we and/or such selling stockholders will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us and any selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us and/or such selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

   Dealers, agents and selling stockholders participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

   If so indicated in the prospectus supplement, we and/or the selling stockholders will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us and/or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

   If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

   Underwriters, dealers and agents may be entitled, under agreements entered into with our company and/or any selling stockholders to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act of 1933, as amended.

   To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate, short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

   Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of our business.

                                 LEGAL MATTERS

   Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Irell & Manella LLP, Los Angeles, California.

                                    EXPERTS

   The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for Pinnacle Entertainment, Inc. for the year ended December 31, 2001 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

   On May 30, 2002, we filed a current report on Form 8-K which stated in substance as follows: On May 28, 2002, we dismissed Arthur Andersen LLP ("Andersen") as our independent public accountants. Our Audit Committee of the Board of Directors participated in and approved the decision to dismiss Andersen. The reports of Andersen on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the two most recent fiscal years and through May 28, 2002, there have been no disagreements between us and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on Pinnacle Entertainment's financial statements for such periods. During the two most recent fiscal years and through May 28, 2002, there have been no reportable events (as defined in Item 304(a) (1) of Regulation S-K under the Securities Act of 1933, as amended). At our request, Andersen furnished a letter addressed to the SEC stating that it agrees with the above statements. A copy of such letter, dated May 29, 2002, is filed as
Exhibit 16 to the current report on Form 8-K.


   On June 19, 2002, we filed a current report on Form 8-K which stated in substance as follows: We engaged Deloitte & Touche LLP ("Deloitte & Touche") as our new independent accountants on June 17, 2002. During the two most recent fiscal years and through June 17, 2002, neither we nor anyone acting on our behalf has consulted with Deloitte & Touche regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K under the Securities Act of 1933, as amended. The Audit Committee of our Board of Directors participated in and approved the engagement of Deloitte & Touche.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All such expenses, except the Securities and Exchange Commission, which we refer to as the SEC, registration fee, are estimated.

          Securities and Exchange Commission registration fee $46,000
          Legal fees and expenses............................       *
          Trustee's fees and expenses........................       *
          Accounting fees and expenses.......................       *
          Printing expenses..................................       *
          Miscellaneous......................................       *
                                                              -------
             Total........................................... $     *
                                                              =======

--------
*  To be filed by amendment.

Item 15.  Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

   Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

   As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation, as amended, includes a provision that limits a director's personal liability to the Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XII of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

   As permitted by Section 145 of the DGCL, the Registrant's Restated bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the Registrant with respect thereto.

   The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

Item 16.  Exhibits and Financial Statements Schedules.

   The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.  Undertakings.

   The undersigned registrant hereby undertakes:

   (a) (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the registration statement:

          (i) To include any prospectus required by Section 10(a)(3) to the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to SEC by the registrant pursuant to
       Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

   (b) That, for the purposes of determining any liability under the Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

   (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

   (e) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, California, on the 24th day of June, 2002.



                                              PINNACLE ENTERTAINMENT, INC.,

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                   Chairman of the Board, and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to Registration Statement has been signed by the following persons on June 24, 2002 in the capacities indicated below.



          Signature                        Title
          ---------                        -----

              *                Chairman of the Board, Chief
-----------------------------    Executive and Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)

              *                Senior Vice President and
-----------------------------    Chief Financial Officer
      Bruce C. Hinckley          (Principal Financial and
                                 Accounting Officer)

              *                Director
-----------------------------
     James L. Martineau

              *                Director
-----------------------------
       Gary G. Miller

              *                Director
-----------------------------
       Michael Ornest

              *                Director
-----------------------------
      Timothy J. Parrot

              *                Director
-----------------------------
      Lynn P. Reitnouer

              *                Director
-----------------------------
       Marlin Torguson



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              BELTERRA RESORT INDIANA, LLC,
                                              a Nevada limited liability company

                                              By:   its Managing Member

                                                    PINNACLE ENTERTAINMENT,
                                                    INC.,
                                                    a Delaware Corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                   Date
          ---------                        -----                   ----

PINNACLE ENTERTAINMENT, INC.   Managing Member of BELTERRA      June 24, 2002
                                 RESORT INDIANA, LLC, a
                                 Nevada limited liability
                                 company

              *                Chairman of the Board and        June 24, 2002
-----------------------------    Chief Executive Officer of
        Daniel R. Lee            PINNACLE ENTERTAINMENT, INC.



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              BILOXI CASINO CORP.,
                                              a Mississippi corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

              *                Sole Director, President and
-----------------------------    Chief Executive Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)                         June 24, 2002

              *                Chief Executive Officer and
-----------------------------    Treasurer (Principal
      Bruce C. Hinckley          Financial and Accounting
                                 Officer)                         June 24, 2002



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              BOOMTOWN, INC.,
                                              a Delaware Corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                    Date
          ---------                        -----                    ----

              *                Sole Director, President and
-----------------------------    Chief Executive Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)                         June 24, 2002

              *                Chief Financial Officer
-----------------------------    (Principal Financial and
      Bruce C. Hinckley          Accounting Officer)              June 24, 2002



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              BOOMTOWN HOTEL & CASINO, INC.,
                                              a Nevada corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                   Date
          ---------                        -----                   ----

              *                Sole Director, President and
-----------------------------    Chief Executive Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)                       June 24, 2002

              *                Treasurer (Principal
-----------------------------    Financial and Accounting
      Bruce C. Hinckley          Officer)                       June 24, 2002



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              CASINO MAGIC CORP.,
                                              a Minnesota corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

              *                Sole Director, President and
-----------------------------    Chief Executive Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)                     June 24, 2002

              *                Treasurer (Principal
-----------------------------    Financial and Accounting
      Bruce C. Hinckley          Officer)                     June 24, 2002





* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              CASINO ONE CORPORATION,
                                              a Mississippi corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

              *                Sole Director, President and   June 24, 2002
-----------------------------    Chief Executive Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)

              *                Treasurer (Principal           June 24, 2002
-----------------------------    Financial and Accounting
      Bruce C. Hinckley          Officer)



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              CRYSTAL PARK HOTEL AND CASINO
                                              DEVELOPMENT COMPANY, LLC,
                                              a California limited liability
                                              company

                                              By:   its Manager/Member

                                                    HP/COMPTON, INC.,
                                                    a California corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

HP/COMPTON, INC.               Manager of CRYSTAL PARK HOTEL  June 24, 2002
                                 & CASINO DEVELOPMENT
                                 COMPANY, LLC

              *                Sole Director, President and   June 24, 2002
-----------------------------    Chief Executive Officer of
        Daniel R. Lee            HP/ COMPTON, INC.



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              HP/COMPTON, INC.,
                                              a California corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

              *                Sole Director, President and   June 24, 2002
-----------------------------    Chief Executive Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)

              *                Chief Financial Officer        June 24, 2002
-----------------------------    (Principal Financial and
      Bruce C. Hinckley          Accounting Officer)



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              LOUISIANA-I GAMING, A LOUISIANA
                                              PARTNERSHIP IN COMMENDAM

                                              By:   its General Partner

                                                    LOUISIANA GAMING
                                                    ENTERPRISES, INC.,
                                                    a Louisiana corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

LOUISIANA GAMING ENTERPRISES,  General Partner of             June 24, 2002
  INC.                           LOUISIANA-I GAMING, a
                                 Louisiana Partnership in
                                 Commendam

              *                Sole Director, President and   June 24, 2002
-----------------------------    Chief Executive Officer of
        Daniel R. Lee            LOUISIANA GAMING
                                 ENTERPRISES, INC.



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              LOUISIANA GAMING ENTERPRISES,
                                              INC.,
                                              a Louisiana corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

              *                Sole Director, President and   June 24, 2002
-----------------------------    Chief Executive Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)

              *                Treasurer (Principal           June 24, 2002
-----------------------------    Financial and Accounting
      Bruce C. Hinckley          Officer)



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              PNK (BOSSIER CITY), INC.,
                                              a Louisiana corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                  Sole Director, President and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

              *                Sole Director, President and
-----------------------------    Chief Executive Officer
        Daniel R. Lee            (Principal Executive
                                 Officer)                     June 24, 2002

              *                Treasurer (Principal
-----------------------------    Financial and Accounting
      Bruce C. Hinckley          Officer)                     June 24, 2002



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              PNK (LAKE CHARLES), LLC
                                              an Louisiana limited liability
                                              company

                                              By: PINNACLE ENTERTAINMENT, INC.
                                                  a Delaware Corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                    Chairman of the Board and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

PINNACLE ENTERTAINMENT, INC.   Managing Member of PNK (Lake
                                 Charles), LLC, a Louisiana
                                 limited liability company    June 24, 2002

              *                Chairman of the Board and
-----------------------------    Chief Executive Officer of   June 24, 2002
        Daniel R. Lee            PINNACLE ENTERTAINMENT, INC.



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              PNK DEVELOPMENT 1, INC.,
                                              a Delaware corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                        Sole Director and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

              *                Sole Director and Chief        June 24, 2002
-----------------------------  Executive Officer (Principal
        Daniel R. Lee          Executive Officer)

              *                Treasurer (Principal           June 24, 2002
-----------------------------  Financial and Accounting
      Bruce C. Hinckley        Officer)



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              PNK DEVELOPMENT 2, INC.,
                                              a Delaware corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                        Sole Director and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

              *                Sole Director and Chief        June 24, 2002
-----------------------------  Executive Officer (Principal
        Daniel R. Lee          Executive Officer)

              *                Treasurer (Principal           June 24, 2002
-----------------------------  Financial and Accounting
      Bruce C. Hinckley        Officer)



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California on the 24th day of June, 2002.



                                              PNK DEVELOPMENT 3, INC.,
                                              a Delaware corporation

                                              By:               *
                                                  -----------------------------
                                                          Daniel R. Lee
                                                        Sole Director and
                                                     Chief Executive Officer





   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capabilities and on the dates indicated.



          Signature                        Title                  Date
          ---------                        -----                  ----

              *                Sole Director and Chief        June 24, 2002
-----------------------------  Executive Officer (Principal
        Daniel R. Lee          Executive Officer)

              *                Treasurer (Principal           June 24, 2002
-----------------------------  Financial and Accounting
      Bruce C. Hinckley        Officer)



* By:  /s/  BRUCE C. HINCKLEY
      -------------------------
          Bruce C. Hinckley
       As attorney-in-fact and
      agent of the undersigned

                                 EXHIBIT INDEX

Exhibit
Number                                         Description of Exhibit
------                                         ----------------------

 1.1*   Form of Underwriting Agreement.

  4.1   Certificate of Incorporation of Hollywood Park, Inc. is hereby incorporated by reference to Exhibit
          3.1 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26,
          1999.

  4.2   Restated Bylaws of Hollywood Park, Inc. are hereby incorporated by reference to Exhibit 3.2 to the
          Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

  4.3   Certificate of Ownership and Merger, dated February 23, 2000, merging Pinnacle Entertainment, Inc.
          into Hollywood Park, Inc., is hereby incorporated by reference to Exhibit 3.3 to the Company's
          Annual Report on Form 10-K filed March 29, 2000.

  4.4   Articles of Incorporation of HP/Compton, Inc., are hereby incorporated by reference to Exhibit 3.9 to the Company's Amendment No. 1 to Form S-4 Registration dated October 30, 1997.

  4.5   Restated Bylaws of HP/Compton, Inc. are hereby incorporated by reference to Exhibit 3.10 to the
          Company's Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

  4.6   Articles of Organization of Crystal Park Hotel and Casino Development Company, LLC, are hereby incorporated by reference to Exhibit 3.11 to the Company's Amendment No. 1 to Form S-4
          Registration Statement dated October 30, 1997.

  4.7   Operating Agreement of Crystal Park Hotel and Casino Development Company, LLC, are hereby incorporated by reference to Exhibit 3.12 to the Company's Amendment No. 1 to Form S-4
          Registration Statement dated October 30, 1997.

  4.8   Amended and Restated Certificate of Incorporation of Boomtown, Inc. is hereby incorporated by reference to Exhibit 3.17 to the Company's Amendment No. 1 to Form S-4 Registration Statement
          dated October 30, 1997.

  4.9   Restated Bylaws of Boomtown, Inc. are hereby incorporated by reference to Exhibit 3.18 to the
          Company's Amendment No. 1 to Form S-4 Registration Statement dated October 30, 1997.

 4.10   Certificate of Amended and Restated Articles of Incorporation of Boomtown Hotel & Casino, Inc.,
          are hereby incorporated by reference to Exhibit 3.19 to the Company's Amendment No. 1 to
          Form S-4 Registration Statement dated October 30, 1997.

 4.11   Revised and Restated Restated Bylaws of Boomtown Hotel & Casino, Inc. are hereby incorporated by reference to Exhibit 3.20 to the Company's Amendment No. 1 to Form S-4 Registration
          Statement dated October 30, 1997.

 4.12   Articles of Incorporation of Louisiana Gaming Enterprises, Inc. are hereby incorporated by reference to Exhibit 3.25 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated
          October 30,1997.

 4.13   Second Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana
          Partnership in Commendam, is hereby incorporated by reference to Exhibit 3.26 to the Company's
          Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

 4.14   Articles of Incorporation of Casino Magic Corp. are hereby incorporated by reference to Exhibit 3.29 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

 4.15   Amended Restated Bylaws of Casino Magic Corp. are hereby incorporated by reference to Exhibit
          3.30 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26,
          1999.

Exhibit
Number                                        Description of Exhibit
------                                        ----------------------

   4.16 Articles of Incorporation of Biloxi Casino Corp. are hereby incorporated by reference to Exhibit
          3.33 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26,
          1999.

   4.17 Restated Bylaws of Biloxi Casino Corp. are hereby incorporated by reference to Exhibit 3.34 to the
          Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

   4.18 Articles of Incorporation of Casino One Corporation are hereby incorporated by reference to
          Exhibit 3.37 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated
          March 26, 1999.

   4.19 Restated Bylaws of Casino One Corporation are hereby incorporated by reference to Exhibit 3.38 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

   4.20 Articles of Organization of Indiana Ventures, LLC (subsequently renamed Belterra Resort Indiana,
          LLC) are hereby incorporated by reference to Exhibit 3.45 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

   4.21 Operating Agreement of Indiana Ventures, LLC (subsequently renamed Belterra Resort Indiana,
          LLC) is hereby incorporated by reference to Exhibit 3.46 to the Company's Amendment No. 1 to Form S-4 Registration Statement dated March 26, 1999.

   4.22 Articles of Incorporation of PNK (Bossier City), Inc. (formerly Casino Magic of Louisiana) are hereby incorporated by reference to Exhibit 3.44 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 2000.

   4.23 Restated Bylaws of PNK (Bossier City), Inc. (formerly Casino Magic of Louisiana) are hereby incorporated by reference to Exhibit 3.45 to the Company's Annual Report on Form 10-K for
          the year ended December 31, 2000.

 4.24** Articles of Organization of PNK (Lake Charles), LLC.

 4.25** Operating Agreement of PNK (Lake Charles), LLC.

4.26*** Certificate of Incorporation of PNK Development 1, Inc.

4.27*** Bylaws of PNK Development 1, Inc.

4.28*** Certificate of Incorporation of PNK Development 2, Inc.

4.29*** Bylaws of PNK Development 2, Inc.

4.30*** Certificate of Incorporation of PNK Development 3, Inc.

4.31*** Bylaws of PNK Development 3, Inc.

4.32*** Form of Indenture.

  4.33* Form of Common Stock Warrant Agreement.

  4.34* Form of Warrant Certificate for Common Stock.

  4.35* Form of Deposit Agreement.

  4.36* Resolutions Establishing Terms of Preferred Stock.

  5.1** Opinion of Irell & Manella LLP.

   8.1* Opinion of Company Counsel Regarding Tax Matters.

12.1*** Computation of Ratios.

Exhibit
Number                               Description of Exhibit
------                               ----------------------

23.1**  Consent of Irell & Manella LLP (included as Exhibit 5.1).

  24.1  Powers of Attorney (included in Signature pages of this Registration Statement).

 25.1*  Form T-1 Statement of Eligibility of the Indenture Trustee.

--------
* To be filed by post-effective amendment to the Registration Statement or incorporated by reference in the event of an offering of the specified securities.
**  To be filed by amendment.

*** Previously filed.